UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE BOEING COMPANY

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March 15, 2013

Dear Fellow Shareholder,

You are cordially invited to attend The Boeing Company’s 2013 Annual Meeting of Shareholders to be held on Monday, April 29, 2013, at 10:00 a.m., Central Daylight Time, at The Field Museum, 1400 South Lake Shore Drive, Chicago, Illinois.

The annual meeting will include a report on our operations and consideration of the matters set forth in the accompanying notice of annual meeting and proxy statement.

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. Thank you for your ongoing support of The Boeing Company.

This year we are seeking to reduce annual meeting costs and conserve resources by electronically disseminating annual meeting materials to some shareholders as permitted under the rules of the Securities and Exchange Commission. As a result, such shareholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the internet. Shareholders may also request paper copies if preferred.

Very truly yours,

W. James McNerney, Jr.
Chairman of the Board, President and Chief Executive Officer

Notice of 2013 Annual Meeting of Shareholders

The Boeing Company’s 2013 Annual Meeting of Shareholders will be held on Monday, April 29, 2013, at 10:00 a.m., Central Daylight Time, at The Field Museum, 1400 South Lake Shore Drive in Chicago, Illinois 60605-2496.

At the meeting, our shareholders will be asked to:

•	Elect the 11 directors named in the proxy statement;

•	Approve, by advisory vote, named executive officer compensation;

•	Ratify the appointment of our independent auditor for 2013;

•	Consider such shareholder proposals as are properly presented at the meeting; and

•	Transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of our common stock of record at the close of business on March 1, 2013 are entitled to vote at the annual meeting and any postponement or adjournment thereof.

Your vote is important and we encourage you to vote your shares promptly, whether or not you plan to attend the meeting. You may vote by internet, telephone or mail. Please see “Frequently Asked Questions about Voting” beginning on page 1 of the proxy statement for more information on how to vote.

By Order of the Board of Directors,

Michael F. Lohr
Corporate Secretary
March 15, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 29, 2013: This Notice of Annual Meeting and Proxy Statement and the 2012 Annual Report are available at www.proxyvote.com.

General Information

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2013 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 15, 2013, we will begin distributing to each shareholder entitled to vote at the meeting either (1) a notice of internet availability of proxy materials with instructions on how to access electronic copies of our annual meeting materials and vote their shares or (2) this proxy statement, a proxy card or voting instruction form, and our 2012 annual report. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

Frequently Asked Questions about Voting

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the 11 director nominees named in this proxy statement (Item 1);

•	FOR the approval of named executive officer compensation (Item 2);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2013 (Item 3); and

•	AGAINST each of the shareholder proposals (Items 4 through 7).

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to provide shareholders with access to proxy materials over the internet rather than mailing the materials to shareholders. To reduce costs and conserve resources, we are sending to some of our shareholders a Notice of Internet Availability of Proxy Materials. The notice provides instructions for accessing this proxy statement and our 2012 annual report at www.proxyvote.com. The notice also provides instructions for such shareholders to request the delivery of proxy materials for this or future annual meetings in printed form.

Why is it so important that I promptly vote my shares?

We value the input of all of our shareholders on important questions facing Boeing. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How may I vote my shares?

Beneficial Shareholders. If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. Many brokers provide the option of voting by internet at www.proxyvote.com or by calling 1-800-454-8683. You will need your control number, which can be found on the voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or telephone must be received by 10:59 p.m., Central Daylight Time, on Sunday, April 28, 2013.

Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, calling 1-800-690-6903 or signing and returning your proxy card. Proxies submitted by internet or telephone must be received by 10:59 p.m., Central Daylight Time, on Sunday, April 28, 2013. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors.

The Boeing Company Voluntary Investment Plan Participants. If you have an interest in Boeing stock through participation in The Boeing Company Voluntary Investment Plan (the “VIP”), which is a 401(k) plan, you do not have actual ownership of the shares held in the VIP (the “Plan Shares”). The Plan Shares are registered in the name of the trustee. As a VIP participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy by internet at www.proxyvote.com, calling 1-800-690-6903 or signing and returning your proxy card. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. In order to allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 10:59 p.m., Central Daylight Time, on Wednesday, April 24, 2013.

If you do not timely submit voting instructions, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been timely received, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors.

May I change or revoke my vote?

Beneficial Shareholders. Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to change their vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before 10:59 p.m., Central Daylight Time, on Sunday, April 28, 2013, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also change a properly executed proxy by attending the annual meeting and voting by ballot.

The Boeing Company Voluntary Investment Plan Participants. VIP participants may change a properly executed proxy at any time before 10:59 p.m., Central Daylight Time, on Wednesday, April 24, 2013, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy. VIP participants cannot change their voting instructions in person at the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing stock entitles the holder to one vote on each proposal presented for shareholder action.

Election of Directors (Item 1). The Board of Directors has adopted a majority vote standard in uncontested director elections. Because we did not receive advance notice under our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions and “broker non-votes” will have no effect on the election of directors.

All Other Proposals (Items 2 through 7). Shareholders may vote “For” or “Against” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Items 2 through 7. Votes on these items are advisory and therefore not binding on the Company. However, our Board of Directors will consider the outcome of these votes in its future deliberations. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” Items 2 through 7. “Broker non-votes,” if any, will have no effect on Items 2 through 7.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange, or NYSE, rules allow that firm to vote your shares only on routine matters. Item 3, the ratification of the appointment of our independent auditor for 2013, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Election of Directors (Item 1)

Upon the recommendation of our Governance, Organization and Nominating Committee, which we refer to as the GON Committee, our Board has nominated each of the 11 persons listed below to serve as director for a one-year term or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Each of the nominees currently serves as a Boeing director. Each director nominee in this uncontested election will be elected if he or she receives more “For” votes than “Against” votes. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board of Directors may designate, unless the Board chooses to reduce the number of directors.

When assessing a director candidate’s qualifications, the GON Committee considers the candidate’s experience in areas such as operations, international business, manufacturing, finance, government, marketing, technology and public policy, as well as other factors such as independence, absence of conflicts of interest, diversity and age. As required by our Corporate Governance Principles, directors should have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards, and be committed to acting in the long-term interests of all shareholders. The GON Committee also assesses the overall composition of the Board and whether a potential director candidate would contribute to the collaborative process of the Board. When evaluating the suitability of an incumbent director for re-election, the GON Committee also considers the ongoing contributions of the director to the Board. Our Corporate Governance Principles provide that no one may be nominated for election or otherwise be eligible for service on the Board if he or she would be 74 or older at time of election. See our Corporate Governance Principles, which are set forth in Appendix 1 to this proxy statement, for additional information on the selection of director candidates.

The GON Committee considers diversity in its evaluation of candidates for Board membership and in its annual review of the composition of the Board as a whole. The Board believes that diversity with respect to background, experience and other factors as set forth in our Corporate Governance Principles is an important consideration in board composition. In addition, both the GON Committee and the Board conduct formal self-evaluations each year that include an assessment of whether the GON Committee and the Board have adequately considered diversity, among other factors, in identifying and discussing director candidates. The GON Committee believes that, as a group, the nominees listed below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.

Set forth below is information with respect to the nominees, including their principal occupation and business experience for at least the past five years, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Boeing director and their age as of March 15, 2013.

David L. Calhoun Age 55 Director since 2009

Chief Executive Officer and Executive Director, Nielsen Holdings.

Mr. Calhoun has served as Chief Executive Officer of Nielsen Holdings N.V. (marketing and media information) since May 2010, as Executive Director of Nielsen Holdings N.V. since its initial public offering in January 2011 and as Chairman of the Executive Board and Chief Executive Officer of The Nielsen Company since August 2006. Previously, Mr. Calhoun served as Vice Chairman of General Electric Company and President and Chief Executive Officer of GE Infrastructure. Before that, Mr. Calhoun served as President and Chief Executive Officer of GE Transportation; President and Chief Executive Officer of GE Aircraft Engines; President and Chief Executive Officer of Employers Reinsurance Corporation; President and Chief Executive Officer of GE Lighting; and President and Chief Executive Officer of GE Transportation Systems. Mr. Calhoun also serves on the board of Caterpillar Inc. and served on the board of Medtronic, Inc. from 2007 until 2012.

Mr. Calhoun is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.

Mr. Calhoun provides valuable insight and perspective on general strategic and business matters, stemming from his vast executive and management experience at Nielsen and GE. Mr. Calhoun also has significant aerospace, aircraft and high-technology industry expertise as evidenced by his leadership of GE’s aircraft engines and transportation businesses, as well as his membership on Caterpillar’s board. Mr. Calhoun’s executive leadership in corporate governance matters at Nielsen and his service on Caterpillar’s compensation committee enable him to serve a crucial role on our GON and Compensation Committees.

Arthur D. Collins, Jr. Age 65 Director since 2007

Senior Advisor, Oak Hill Capital Partners; Former Chairman and Chief Executive Officer, Medtronic.

Mr. Collins has served since April 2009 as Senior Advisor to Oak Hill Capital Partners (private equity). Previously, he served as Chairman of Medtronic, Inc. (medical device and technology) from April 2002 to August 2008. At Medtronic, Mr. Collins was also Chairman and Chief Executive Officer from April 2002 to August 2007, President and Chief Executive Officer from May 2001 to April 2002, President and Chief Operating Officer from August 1996 to April 2001, Chief Operating Officer from January 1994 to August 1996, and Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of Abbott from May 1984 to October 1989. Mr. Collins also serves on the boards of Alcoa Inc. and U.S. Bancorp. He is a member of the Board of Overseers of The Wharton School at the University of Pennsylvania.

Mr. Collins is Chair of the Compensation Committee and a member of the Governance, Organization and Nominating Committee.

Mr. Collins provides guidance to our Board on a wide variety of general corporate and strategic matters based on his extensive executive and business experience. Mr. Collins brings the perspective of a member of several corporate boards, including as chair of U.S. Bancorp’s governance committee and a member of Alcoa’s audit and compensation and benefits committees, as well as an overseer at The Wharton School. In addition, Mr. Collins’ years of executive leadership at Medtronic allow us to benefit from his experience managing the operations of a large, global, high-technology company. As a result of his management expertise and independence, Mr. Collins’ fellow directors have elected him to serve as Chair of the Compensation Committee.

Linda Z. Cook Age 54 Director since 2003

Former Executive Director, Royal Dutch Shell.

Ms. Cook served as Executive Director of Royal Dutch Shell plc (oil, gas and petroleum) from August 2004 to December 2009 with executive responsibilities for global natural gas, trading and technology. She also served as a member of the Royal Dutch Shell board of directors. Previously, she served as President and Chief Executive Officer and a member of the board of directors of Shell Canada Limited from August 2003 to August 2004. She served as Chief Executive Officer for Shell Gas & Power from January 2000 to July 2003. Ms. Cook also serves on the boards of KBR, Inc. and Marathon Oil Corporation. She is a member of the Society of Petroleum Engineers and the Board of Trustees for the University of Kansas Endowment Association.

Ms. Cook is Chair of the Finance Committee and a member of the Audit Committee.

Ms. Cook’s substantial senior management and board experience at Royal Dutch Shell, and her extensive experience on other company boards, enables her to advise management on a wide range of strategic, financial and governance matters. Ms. Cook also has vast international business experience, which has proven to be valuable given Boeing’s numerous relationships with non-U.S. suppliers and customers. Ms. Cook has an engineering background, and her expertise in this area is invaluable to the Board’s deliberations with respect to project management and the many technical and high-technology aspects of our businesses. As a result of Ms. Cook’s skills in corporate finance and strategic matters, the Board has elected Ms. Cook to serve as Chair of the Finance Committee.

Kenneth M. Duberstein Age 68 Director since 1997

Chairman and Chief Executive Officer, The Duberstein Group; Former White House Chief of Staff.

Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group (consulting) since 1989. He was White House Chief of Staff from 1988 to 1989. Mr. Duberstein also serves on the boards of Dell Inc., Mack-Cali Realty Corporation and The Travelers Companies, Inc. and served on the board of ConocoPhillips from 2002 until 2012.

Mr. Duberstein is Lead Director, Chair of the Governance, Organization and Nominating Committee and a member of the Compensation Committee.

Mr. Duberstein has been a member of our Board for more than 15 years and provides independent leadership to our Board as our Lead Director. In addition to having extensive knowledge of Boeing and its businesses, Mr. Duberstein brings to the Board a wide range of experience in U.S. government and international matters and as a member of other Fortune 500 boards. Mr. Duberstein’s experience both in the highest levels of the U.S. government and as an outside strategic advisor allows him to advise the Board and senior management on key issues of corporate strategy, as well as a wide range of issues related to Boeing’s government interactions. In recognition of Mr. Duberstein’s skills in overseeing Boeing’s corporate governance policies and practices as well as his overall leadership abilities, his fellow directors elected him both as Lead Director and as Chair of the Governance, Organization and Nominating Committee.

Edmund P. Giambastiani, Jr. Age 64 Director since 2009

Seventh Vice Chairman of the U.S. Joint Chiefs of Staff; Former NATO Supreme Allied Commander Transformation; Former Commander, U.S. Joint Forces Command.

Admiral Giambastiani served as Seventh Vice Chairman of the U.S. Joint Chiefs of Staff from 2005 to 2007, NATO Supreme Allied Commander Transformation from 2003 to 2005, and Commander, U.S. Joint Forces Command from 2002 to 2005. Admiral Giambastiani is a career U.S. Navy nuclear submarine officer with extensive operational experience, including command at the submarine, squadron and fleet level. His staff experience includes service as Co-Chairman of the Defense Acquisition Board and Chairman of the Joint Requirements Oversight Council. Admiral Giambastiani also serves on the board of Monster Worldwide, Inc. He served on the boards of SRA International, Inc. from 2008 to 2010, Alenia North America, Inc. from 2008 to 2009 and QinetiQ from 2008 to 2011.

Admiral Giambastiani is a member of the Audit Committee, the Finance Committee and the Special Programs Committee.

During his distinguished U.S. military career of over 40 years, Admiral Giambastiani developed extensive operational and engineering experience that complements Boeing’s high-technology business needs. Admiral Giambastiani has a wealth of experience with program development, program resourcing and other aspects of managing major U.S. armed forces acquisition programs. Each of these skills enables him to provide expert advice to senior management and his fellow directors on a range of technical and operational matters, including in his capacity as a member of the Special Programs Committee. Admiral Giambastiani also has extensive experience as a senior military leader in strategy development, which enhances the Board’s strategic and management oversight resources.

Lawrence W. Kellner Age 54 Director since 2011

President, Emerald Creek Group; Former Chairman and Chief Executive Officer, Continental Airlines.

Mr. Kellner has served as President of Emerald Creek Group LLC (private equity) since 2010. Mr. Kellner served as Chairman and Chief Executive Officer of Continental Airlines, Inc. (commercial airline) from December 2004 to December 2009. Mr. Kellner joined Continental as Chief Financial Officer in 1995 and served as President and Chief Operating Officer from March 2003 to December 2004 and as President from May 2001 to March 2003, and was a member of the board of directors from May 2001 to December 2009. Mr. Kellner also serves on the boards of The Chubb Corporation and Marriott International, Inc.

Mr. Kellner is a member of the Audit Committee and the Finance Committee.

Mr. Kellner brings to our Board vast airline industry experience developed during his 14 years of service in key leadership positions at Continental Airlines, including Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. In addition to his deep understanding of strategic planning and operational management matters in the airline industry, Mr. Kellner has extensive knowledge in the fields of finance and accounting, gained principally from his background as Chief Financial Officer at Continental Airlines and American Savings Bank. Mr. Kellner also brings corporate governance expertise gained from his service on the boards of other Fortune 500 companies.

Edward M. Liddy Age 67 Director since 2010

Partner, Clayton, Dubilier & Rice; Former Chairman and Chief Executive Officer, Allstate.

Mr. Liddy served as a partner at Clayton, Dubilier & Rice, LLC (private equity) from April to September 2008 and rejoined the firm in January 2010. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc. (insurance and financial services holding company) from September 2008 to August 2009. He served as Chairman of the Board of The Allstate Corporation (insurance) from January 1999 to April 2008. At Allstate, Mr. Liddy also served as Chief Executive Officer from January 1999 to December 2006 and as President and Chief Operating Officer from August 1994 to December 1998. Before joining Allstate, Mr. Liddy held a number of financial and operating positions at Sears, Roebuck and Co. before being named Chief Financial Officer in 1992. Mr. Liddy also serves on the boards of 3M Company, Abbott Laboratories and AbbVie Inc. and served on the boards of Boeing from 2007 to 2008 and The Goldman Sachs Group, Inc. from 2003 to 2008.

Mr. Liddy is Chair of the Audit Committee and a member of the Finance Committee.

Mr. Liddy brings to our Board the benefits of his vast experience as a senior executive and board member of several Fortune 100 companies across a range of industries. Mr. Liddy’s executive leadership experience at Allstate, American International Group and Sears, Roebuck and Co. enables him to provide our Board with valuable insights on corporate strategy, risk management, corporate governance and many other issues facing large, global enterprises. In addition, Mr. Liddy’s prior service as Chief Financial Officer of Sears, Roebuck and Co. and as chair of the audit committees of Goldman Sachs and 3M gives him particular expertise in accounting, corporate finance, and financial reporting. In recognition of this expertise, the Board has elected Mr. Liddy to serve as Chair of the Audit Committee.

W. James McNerney, Jr. Age 63 Director since 2001

Chairman, President and Chief Executive Officer, Boeing.

Mr. McNerney has served as Chairman, President and Chief Executive Officer of The Boeing Company since July 2005. Previously, he served as Chairman and Chief Executive Officer of 3M Company (diversified technology) from January 2001 to June 2005. Beginning in 1982, he served in management positions at General Electric Company, his most recent being President and Chief Executive Officer of GE Aircraft Engines from 1997 to 2000. Mr. McNerney also serves on the boards of The Procter & Gamble Company and International Business Machines Corporation. He is Chair of the Business Roundtable and President Obama’s Export Council.

Mr. McNerney is Chair of the Special Programs Committee.

Mr. McNerney serves a central leadership role on the Board, communicates management’s perspective on important matters to the Board, and provides the Board with in-depth knowledge of each of Boeing’s businesses, as well as industry and international challenges and opportunities. In addition to his extensive senior management experience at Boeing, 3M and GE, Mr. McNerney brings to the Board experience as the presiding director at Procter & Gamble and as a director at IBM. This extensive leadership experience on other Fortune 100 boards of directors and as a member of senior management teams enables Mr. McNerney to play a key role in all matters involving our Board, and positions him well to act not only as the Board’s Chairman, but also as the principal intermediary between management and the independent directors of our Board.

Susan C. Schwab Age 57 Director since 2010

Professor, University of Maryland School of Public Policy; Former U.S. Trade Representative.

Ambassador Schwab has been a Professor at the University of Maryland School of Public Policy since January 2009 and a strategic advisor to Mayer Brown, LLP (global law firm) since March 2010. Ambassador Schwab served as U.S. Trade Representative from June 2006 to January 2009 and as Deputy U.S. Trade Representative from October 2005 to June 2006. Prior to her service as Deputy U.S. Trade Representative, Ambassador Schwab served as President and Chief Executive Officer of the University System of Maryland Foundation from June 2004 to October 2005, as a consultant for the U.S. Department of Treasury from July 2003 to December 2003 and as Dean of the University of Maryland School of Public Policy from July 1995 to July 2003. Ambassador Schwab also serves on the boards of Caterpillar Inc. and FedEx Corporation.

Ambassador Schwab is a member of the Audit Committee and the Finance Committee.

Ambassador Schwab brings unique global and governmental perspectives to the Board’s deliberations. Ambassador Schwab’s extensive experience leading large international trade negotiations positions her well to advise her fellow directors and our senior management on a wide range of key issues facing Boeing through its relationships with non-U.S. companies and governments. Ambassador Schwab’s experience in the U.S. government also allows her to advise Boeing on the many challenges and opportunities that relate to government relations. As a result of Ambassador Schwab’s prior business experience and current service on other Fortune 100 corporate boards, she brings expertise to the Board on a wide range of strategic, operational, corporate governance and compensation matters.

Ronald A. Williams Age 63 Director since 2010

Former Chairman and Chief Executive Officer, Aetna.

Mr. Williams served as Chairman of Aetna Inc. (managed care and health insurance) from October 2006 until April 2011, having previously served as Chief Executive Officer from February 2006 until November 2010, President from May 2002 until July 2007 and Executive Vice President and Chief of Health Operations from March 2001 until May 2002. Following his retirement in April 2011, he provided consulting services to Aetna until February 2012. Mr. Williams also serves on the boards of American Express Company and Johnson & Johnson.

Mr. Williams is a member of the Compensation Committee, the Governance, Organization and Nominating Committee and the Special Programs Committee.

Mr. Williams brings to our Board significant leadership, operations and management experience from his tenure at Aetna, including as Chairman and Chief Executive Officer. With more than 25 years of experience in the health care industry, Mr. Williams provides valuable insight into the health insurance and employee benefits industry. In addition, his service as chairman of the audit and risk committee of American Express has enhanced his expertise in the areas of financial reporting, internal controls and risk management for large, complex companies. Mr. Williams also brings corporate governance expertise gained from his service on the boards of other Fortune 100 companies.

Mike S. Zafirovski Age 59 Director since 2004

Executive Advisor, The Blackstone Group; President, The Zaf Group; Former President and Chief Executive Officer, Nortel.

Mr. Zafirovski has served as Executive Advisor to The Blackstone Group (private equity) since October 2011 and as President of The Zaf Group (consulting) since November 2012. Previously, Mr. Zafirovski served as Director, President and Chief Executive Officer of Nortel Networks Corporation (telecommunications) from November 2005 to August 2009. Prior to that, Mr. Zafirovski was Director, President and Chief Operating Officer of Motorola, Inc. (global communications) from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005. He served as Executive Vice President and President of the Personal Communications Sector (mobile devices) of Motorola from June 2000 to July 2002. Prior to joining Motorola, Mr. Zafirovski spent nearly 25 years with General Electric Company, where he served in management positions, including 13 years as President and Chief Executive Officer of five businesses in the consumer, industrial and financial services arenas, his most recent being President and Chief Executive Officer of GE Lighting from July 1999 to May 2000. Mr. Zafirovski also serves on the board of Stericycle, Inc.

Mr. Zafirovski is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.

Mr. Zafirovski provides guidance to our Board on a wide variety of strategic and business matters based on his vast experience leading high-technology enterprises with significant international operations. Mr. Zafirovski’s executive leadership at Nortel, Motorola and GE enable him to provide unique perspectives on strategic planning, technology development, manufacturing, and security and financial matters. Mr. Zafirovski has emphasized corporate governance and quality leadership teams throughout his career, which is particularly valuable given his service as a member of our Governance, Organization and Nominating Committee.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTOR.

Corporate Governance

Corporate Governance Principles

The Board of Directors has adopted policies and procedures to ensure effective governance of the Company. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards and our codes of conduct for directors, finance employees and all employees, as well as information regarding securities transactions by our directors and officers, may be viewed in the corporate governance section of our website at www.boeing.com/corp_gov/. We will also provide written copies of any of the foregoing without charge upon written request to the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596.

The GON Committee periodically reviews our Corporate Governance Principles and proposes modifications to the principles and other key governance practices and policies for adoption by the Board. A copy of our Corporate Governance Principles is included in Appendix 1 to this proxy statement.

Board Composition, Responsibilities and Leadership Structure

The Board of Directors is responsible for overseeing the affairs of the Company. During 2012, the Board held seven meetings, and the five standing committees held a total of 32 meetings. Each director attended more than 86% of the meetings of the Board and the committees on which he or she served during 2012, and average attendance at these meetings exceeded 97%. Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all directors attended our 2012 Annual Meeting.

We do not have a policy requiring that our Chief Executive Officer, or any other member of management, serve as Chairman of the Board. The Board has determined that the appropriate leadership structure for the Board at this time is for Mr. McNerney, our President and Chief Executive Officer, to serve as Chairman of the Board, while also selecting a Lead Director—currently, Mr. Duberstein—to provide independent leadership. Our Lead Director is elected annually by a majority of the independent directors upon a recommendation from the GON Committee. Our Lead Director presides over executive sessions of the nonemployee directors following every regularly scheduled Board meeting (which sessions are not attended by management) and advises the Chairman, in consultation with the other nonemployee directors, as to Board schedules and agendas. The Board has also determined that our Lead Director shall be available to consult with shareholders and call meetings of the nonemployee directors when appropriate. The independent directors believe that our President and Chief Executive Officer’s in-depth knowledge of each of our businesses and the competitive challenges each business faces, as well as his extensive experience as a director and senior member of management at other Fortune 100 companies, make him the director best qualified to serve as Chairman. The Board may subsequently decide, however, to change its leadership structure. See our Corporate Governance Principles, which are set forth in Appendix 1 to this proxy statement, for additional information on the leadership structure of the Board.

Board Committees

The Board has five standing committees. Each committee operates under a charter that has been approved by the Board. A copy of each committee charter is posted in the corporate governance section of our website at www.boeing.com/corp_gov/. The biographical information of each of our directors beginning on page 4 includes the standing committees on which he or she serves. The Board also has established a Stock Plan Committee composed of the Chairman, to which the Compensation Committee may delegate certain of its responsibilities.

Audit Committee

The Audit Committee met 11 times in 2012. The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	the performance of our internal audit function;

•	the performance of our independent auditor; and

•	our risk assessment and risk management processes.

The Audit Committee also prepares the Audit Committee Report included on page 57 of this proxy statement.

The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to audit committee members established pursuant to applicable law. The Board has determined that each Audit Committee member is financially literate as defined by NYSE listing standards, and that Ms. Cook and Messrs. Kellner and Liddy are audit committee financial experts as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee met seven times in 2012. The Compensation Committee oversees our executive and equity compensation programs. Its principal responsibilities include:

•	annually reviewing and approving the salary, incentive awards, equity-based awards and any other long-term incentive awards for our CEO and other corporate officers elected by the Board;

•

reviewing employment and severance agreements, change-in-control provisions affecting compensation, and special or supplemental arrangements such as supplemental retirement benefits, if any, and perquisites for elected officers;

•

reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives (in each case, together with the GON Committee) and, together with the other independent directors, determining and approving the CEO’s compensation based on such evaluation;

•	reviewing, approving and monitoring compliance with stock ownership requirements applicable to our CEO and other senior executives;

•

reviewing periodic reports on our compensation programs as they affect all employees, including management’s assessments as to whether risks arising from such programs are reasonably likely to have a material adverse effect on the Company; and

•	approving and overseeing all incentive compensation plans and other equity-based plans and approving, or recommending to the Board to approve, changes to such plans.

The Compensation Committee also prepares the Compensation Committee Report included on page 34 of this proxy statement. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards.

Finance Committee

The Finance Committee met six times in 2012. The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	proposed dividend actions, stock splits and repurchases, and issuances of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;

•	customer financing activities;

•	our funding plans and funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities and major insurance programs;

•	our credit agreements and short-term investment policies; and

•	employee benefit plan trust investment policies, administration and performance.

In addition, the Finance Committee is responsible for managing risks related to our capital structure, significant financial exposures, major insurance programs and our employee pension plan policies and performance and regularly evaluates financial risks associated with such programs.

The Finance Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards.

Governance, Organization and Nominating Committee

The GON Committee met six times in 2012. The GON Committee’s principal responsibilities include:

•	making recommendations to the Board concerning the organization, leadership, structure, size and composition of the Board, as well as the compensation and benefits of nonemployee directors;

•	identifying and recommending to the Board candidates who are qualified to become directors under the criteria set forth in our Corporate Governance Principles;

•	assessing the independence of directors on an annual basis and making recommendations to the Board with respect to such assessments;

•	overseeing the annual performance evaluation process for the Board;

•	monitoring and reviewing at least annually the performance of our CEO and plans for senior management succession;

•	monitoring compliance with stock ownership requirements for directors;

•	considering possible conflicts of interest of directors and officers; and

•	reviewing corporate governance developments and, where appropriate, making recommendations to the Board on corporate governance.

The GON Committee works with a third-party search firm to identify potential candidates to serve on the Board. The GON Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards.

Special Programs Committee

The Special Programs Committee met once in 2012. The Special Programs Committee reviews Boeing’s programs that the U.S. government has designated as classified for purposes of national security.

Risk Oversight

Senior management is responsible for day-to-day management of risks facing Boeing, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the Company’s long-range business plan, including significant new development programs. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, compensation and compliance risks with senior management. For example, our Senior Vice President, Office of Internal Governance reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee is responsible for discussing our overall risk assessment and risk management practices. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the full Board after meeting with our Senior Vice President, Office of Internal Governance, Vice President, Corporate Audit and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to provide assistance in mitigating compensation-related risk. For more information on the Board’s oversight of risks relating to our compensation practices, see “Executive Compensation—Compensation and Risk” on page 35. In addition, the Finance Committee is responsible for managing risks related to our capital structure, significant financial exposures, major insurance programs and our employee pension plan policies and performance and regularly evaluates financial risks associated with such programs. Additional information about the Board’s responsibilities related to the management of risk is set forth in our Corporate Governance Principles.

Communications with the Board

The Board of Directors has established a process whereby shareholders and other interested parties can send communications to our Lead Director or to the nonemployee directors as a group. This process is described on our website at www.boeing.com/corp_gov/email_the_board.html.

Director Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the NYSE criteria for independence. The Board of Directors has adopted Director Independence Standards to assist in assessing director independence. The Director Independence Standards are designed to supplement and be applied together with the corporate governance standards of the NYSE. A director is considered “independent” if the Board affirmatively determines, after consideration of all relevant facts and circumstances, that the director has no material relationship with us other than as a director, either directly or as a partner, shareholder or executive officer of another entity that has a relationship with Boeing.

Under the Director Independence Standards, a director will not be considered “independent” if:

•	the director is, or within the last three years has been, employed by us;

•	an immediate family member of the director is, or within the last three years has been, an executive officer of Boeing;

•

the director, or an immediate family member of the director, is a partner of our internal or external auditor, or within the last three years has been a partner or employee of such a firm and personally worked on our audit within that time;

•	the director is an employee of our internal or external auditor;

•	an immediate family member of the director is an employee of our internal or external auditor and personally works on our audit;

•

the director, or an immediate family member of the director, received more than $120,000 over a twelve-month period in direct compensation from us within the last three years, other than director and committee fees and pensions or other forms of deferred compensation, so long as such compensation is not contingent on continued service;

•	the director is, or within the last three years has been, an executive officer of another company where any of our current executive officers serve or served on that company’s compensation committee;

•

an immediate family member of the director is, or within the last three years has been, an executive officer of another company where any of our current executive officers serve or served on that company’s compensation committee;

•

the director is an employee of a company that makes payments to or receives payments from us for property or services in an amount that exceeds in any of the last three fiscal years $1 million or 2% of that company’s consolidated gross revenues, whichever is greater; or

•

an immediate family member of the director is an executive officer of a company that makes payments to or receives payments from us for property or services in an amount that exceeds in any of the last three fiscal years $1 million or 2% of that company’s consolidated gross revenues, whichever is greater.

In addition, the Board of Directors has determined that the following relationships are not considered to be material and would not impair a director’s independence:

•

the director’s service as an employee of an organization that has purchased property or services from us, or provided property or services to us, if (1) payments for such property or services have not exceeded the greater of $1 million or 1% of that organization’s or our consolidated gross revenues in each of the past three fiscal years and (2) the director is not compensated directly or indirectly as a result of this relationship other than that the payments add to the revenue of the organization or Boeing; or

•

the director’s service as an executive officer of a tax-exempt or charitable organization if, within the preceding three years, our discretionary contributions to the organization (other than employee and director matching contributions under our gift matching programs) in any single fiscal year have not exceeded the greater of $1 million or 2% of that organization’s consolidated gross revenues.

The ownership of a significant amount of stock is not in and of itself a bar to an independence determination but rather one factor that the Board considers.

The Board reviews commercial and charitable relationships of directors and determines and discloses on an annual basis whether each director satisfies the independence standards. For relationships not covered by the Director Independence Standards, the determination of whether the relationship is material or not, and therefore whether the director may be considered independent, is made by the directors who themselves satisfy the independence standards.

The Board of Directors has reviewed the direct and indirect relationships between us and each of our directors and has determined that David L. Calhoun, Arthur D. Collins, Jr., Linda Z. Cook, Kenneth M. Duberstein, Edmund P. Giambastiani, Jr., Lawrence W. Kellner, Edward M. Liddy, Susan C. Schwab, Ronald A. Williams and Mike S. Zafirovski are independent under NYSE director independence standards and our Director Independence Standards and have either no relationships with us (other than as a director and shareholder) or only immaterial relationships with us. The Board reached the same determination with respect to John F. McDonnell, who served as a director until his retirement in April 2012. W. James McNerney, Jr. is not an independent director because he is our President and Chief Executive Officer.

Codes of Conduct

The Board expects directors, officers and employees to act ethically at all times and adhere to all relevant codes of conduct. Shareholders may view codes of conduct applicable to our directors and employees at www.boeing.com/corp_gov/. Only the Board may grant a waiver of any code of conduct provision for a director or executive officer and any such waiver will be promptly disclosed. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board or the Chair of the GON Committee. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Outside Board Memberships

Our CEO and other officers elected by the Board must obtain the approval of the GON Committee before accepting an invitation to serve on the board of any other public company or other for-profit entity. Directors must notify the GON Committee before accepting an invitation to serve on the board of any other public company or other for-profit entity, and must not accept such service until being advised by the Chair of the GON Committee that the GON Committee has determined that service on such other board would not create regulatory issues or potential conflicts of interest and would not conflict with Boeing policies. A director may not serve on the boards of more than four other public companies or, if the director is an active chief executive officer or equivalent of another public company, on the boards of more than two other public companies. While we acknowledge the value in having directors and officers with significant experience in other businesses and activities, directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as members of the Board.

In January 2009, Nortel Networks Corporation, for which Mr. Zafirovski served as Director, President and Chief Executive Officer, and subsidiary companies filed for bankruptcy protection in the United States, Canada and Europe. The Board has concluded that these events do not impair Mr. Zafirovski’s ability to continue to serve as an independent director. Mr. Zafirovski resigned from Nortel on August 9, 2009.

Director Compensation

We provide compensation to our nonemployee directors in order to:

•	align their interests with the long-term interests of our shareholders,

•	attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Principles, and

•	recognize the substantial time commitments required to exercise oversight of the Company and fulfill the other responsibilities required of our directors.

Mr. McNerney, our sole employee director, does not receive additional compensation for his Board service.

The GON Committee annually assesses the form and amount of compensation and benefits for nonemployee directors, and makes appropriate recommendations to the Board. When making its recommendations, the GON Committee considers director compensation levels at companies that are also benchmarks for our executive compensation program. See “Benchmarking Against Our Peer Group” on page 32 for more information. Compensation Advisory Partners LLC serves as the GON Committee’s independent consultant with respect to the compensation and benefits of nonemployee directors. See “Compensation Consultants” on page 32 for more information. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us.

Our nonemployee director compensation program consists of cash (board, committee chair and lead director annual retainer fees) and equity (retainer stock units). Our directors are also eligible to participate in our Board Member Leadership Gift Match Program, which matches dollar-for-dollar charitable contributions made by the director to non-profit organizations or educational institutions with which the director is substantially involved, with a maximum match of $31,000 per director on an annual basis.

2012 Director Compensation Table

The following table sets forth information regarding compensation for each of our nonemployee directors in 2012.

Name	Fees Earned or Paid in Cash ($)(7)	Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
David L. Calhoun	$110,000	$140,000	$30,000	$280,000
Arthur D. Collins, Jr.(1)	125,000	140,000	31,500	296,500
Linda Z. Cook (2)	120,041	140,000	21,500	281,541
Kenneth M. Duberstein(3)	150,000	140,000	31,500	321,500
Edmund P. Giambastiani, Jr.	110,000	140,000	5,250	255,250
Lawrence W. Kellner(4)	137,123	174,520	31,500	343,143
Edward M. Liddy(5)	125,000	140,000	—	265,000
John F. McDonnell(6)	62,500	70,000	31,000	163,500
Susan C. Schwab	110,000	140,000	28,620	278,620
Ronald A. Williams	110,000	140,000	31,500	281,500
Mike S. Zafirovski	110,000	140,000	31,500	281,500

(1)	Finance Committee Chair through April 29, 2012. Compensation Committee Chair effective April 30, 2012.
(2)	Finance Committee Chair effective April 30, 2012.
(3)	Lead Director; Governance, Organization and Nominating Committee Chair.
(4)

Mr. Kellner joined the Board on October 3, 2011, after the payment date for the fourth quarter 2011 installment of retainer fees. The amounts shown include $27,123 cash compensation earned in 2011 but paid in 2012 and the grant date fair value of $34,520 for 463 retainer stock units earned in 2011 but awarded in 2012.

(5)	Audit Committee Chair.

(6)	Compensation Committee Chair through April 29, 2012. Retired from the Board effective April 30, 2012.
(7)	Reflects total cash compensation paid to each director in 2012 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors.
(8)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each director in 2012. Such grant date fair value for these awards is equal to the Fair Market Value of the underlying Boeing stock on the grant date. The “Fair Market Value” for a single trading day is the average of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. As of December 31, 2012, the following nonemployee directors had the aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director from deferrals of cash compensation and awards of retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units, as follows: Mr. Calhoun, 9,490 units; Mr. Collins, 23,352 units; Ms. Cook, 24,590 units; Mr. Duberstein, 44,730 units; Admiral Giambastiani, 6,846 units; Mr. Kellner, 2,416 units; Mr. Liddy, 9,643 units; Mr. McDonnell, 28,856 units; Ambassador Schwab, 5,884 units; Mr. Williams, 4,248 units; and Mr. Zafirovski, 30,255 units.

(9)

Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program as follows: $31,000 for each of Messrs. Collins, Duberstein, Kellner, McDonnell, Williams and Zafirovski; $30,000 for Mr. Calhoun; $28,120 for Ambassador Schwab; $21,000 for Ms. Cook; and $4,750 for Admiral Giambastiani; and a $500 donation made by the Company to a charity of each nonemployee director’s choice (other than Messrs. Calhoun, Liddy, and McDonnell). Directors derive no financial benefit from any of these charitable contributions.

Cash Compensation

In 2012, nonemployee directors received a cash annual retainer fee of $110,000. Our Lead Director received an additional annual retainer fee of $25,000. Chairs of the Audit Committee, the Compensation Committee, the GON Committee and the Finance Committee received an additional annual retainer fee of $15,000. We do not pay additional fees for attending Board or committee meetings. All retainer fees are payable in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. We reimburse nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services. Based on the independent compensation consultant’s analysis of director compensation trends among our peer group companies, the GON Committee recommended and the Board approved, effective January 1, 2013, an increase in the cash annual retainer fee to $120,000 and an increase in the Audit Committee Chair annual retainer fee to $20,000, in each case to more closely align cash compensation with that of our peer group.

Deferred Compensation

Pursuant to our Deferred Compensation Plan for Directors, nonemployee directors may elect to defer all or part of their cash compensation into an interest-bearing, cash-based account or a stock unit account as deferred stock units. The number of deferred stock units is calculated by dividing the amount of the deferred fees by the Fair Market Value of Boeing stock on each of the four quarterly dates on which the annual retainer fee is paid. Directors do not have the right to vote or transfer deferred stock units. Deferred stock units earn the equivalent of dividends, which are credited as additional deferred stock units, and will be distributed as shares of Boeing stock. Directors may elect to receive the distribution in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service. For the 2012 deferrals, the Fair Market Value on each of January 3, April 2, July 2 and October 1, 2012 was $74.56, $74.54, $73.60 and $70.24, respectively. The following directors elected to defer cash compensation into deferred stock units as follows: Mr. Calhoun, $110,000 for 1,503 units; Mr. Collins, $125,000 for 1,708 units; Mr. Liddy, $125,000 for 1,708 units; and Mr. Zafirovski, $110,000 for 1,503 units. Ambassador Schwab elected to defer $110,000 of her 2012 cash compensation into an interest-bearing, cash-based account.

Stock-Based Compensation

Our nonemployee directors receive equity compensation in the form of retainer stock units, which are credited to the account of the director pursuant to our Deferred Compensation Plan for Directors and are not distributed as shares of Boeing stock until after termination of Board service. The Board believes that retainer stock units align directors’ interests with the long-term interests of our shareholders. During 2012, each nonemployee director was entitled to receive retainer stock units valued at $140,000. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. Each nonemployee director received an aggregate of 1,913 retainer stock units during 2012, except for (a) Mr. McDonnell, who retired from the Board during 2012 and was awarded 939 retainer stock units representing units earned for service during 2012; and (b) Mr. Kellner, who received an additional 463 units representing units earned during 2011 but not awarded until 2012 because he joined the Board after the award date for the fourth quarter 2011 retainer stock units. Based upon the independent compensation consultant’s analysis of director compensation trends among our peer group companies, the GON Committee recommended and the Board approved an increase in the value of retainer stock units each nonemployee director is entitled to receive effective January 1, 2013 to $150,000 in order to more closely align this component of our nonemployee director compensation with our peer group. The retainer stock units are credited to the director’s account (an unfunded stock unit account) in our Deferred Compensation Plan for Directors. Directors do not have the right to vote or transfer retainer stock units. Retainer stock units earn the equivalent of dividends, which are credited as additional retainer stock units. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service. Before 2005, nonemployee directors received annual option grants. As of December 31, 2012, Messrs. Duberstein and McDonnell had 2,400 and 4,800, respectively, outstanding stock options, all of which are fully vested.

Director Stock Ownership Requirements

In order to further align the interests of nonemployee directors with the long-term interests of our shareholders, the Board has determined that, by the end of his or her third and sixth year as a director, each nonemployee director should own stock or stock equivalents with a value equal to three and five times, respectively, the annual cash retainer fee. The GON Committee annually reviews nonemployee directors’ ownership relative to the stock ownership requirements, and makes recommendations as appropriate. See our Corporate Governance Principles, which are set forth in Appendix 1 to this proxy statement, for additional information. All directors currently meet the applicable equity ownership requirements.

Compensation Consultants

The Compensation Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as independent consultant to both the Compensation Committee and GON Committee. In this capacity, CAP provides peer group pay practices and other relevant benchmarks with respect to chief executive officer and nonemployee director compensation to the Compensation Committee and the GON Committee, respectively, as well as an ongoing overview of regulatory developments and compensation trends. In addition, CAP reviews and advises the Compensation Committee concerning management’s compensation data and recommendations. CAP takes direction from the Compensation and GON Committees, as appropriate, reports directly to the committees and does not provide any other services to Boeing. See discussion beginning on page 31 under “Executive Compensation—Compensation Discussion and Analysis—Governance of Pay Setting Process—Role of Board, Management and Consultants.” The Compensation Committee has assessed the independence of CAP pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent CAP from independently representing the Compensation and GON Committees. In making this assessment, the Compensation Committee considered each of the six factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that CAP provides no other services for Boeing other than pursuant to its engagement by the Compensation and GON Committees. The Compensation Committee also determined that there were no other factors that the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of CAP.

Related Person Transactions

Some of our directors, executive officers, greater than 5% shareholders and their immediate family members may be directors, officers, partners, employees or shareholders of entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, including sales, purchases, transfers of realty and personal property, services received or furnished, use of property and equipment by lease or otherwise, borrowings and lendings, guarantees, filings of consolidated tax returns and employment arrangements. Under our policies and procedures, related persons include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. Any findings are furnished to the Vice President, Accounting and Financial Reporting, who reviews any potential related person transactions identified for materiality and evaluates the need for disclosure under SEC rules.

In addition, the GON Committee assesses possible conflicts of interest of directors and executive officers, and considers for review and approval or ratification any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000, and in which a director, director nominee, executive officer or an immediate family member of such persons has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and us to conduct reviews and make determinations with respect to specified transactions. Our Vice President, Ethics and Business Conduct, oversees this review and determination, and refers to the GON Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities toward us and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business, (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors) and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

Directors are required to disclose to the Chairman of the Board or the Chair of the GON Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we have proposed or propose to enter into a business or contractual relationship;

•

accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the Chair of the GON Committee;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor or information for personal use except as outlined in our policies and procedures or unless approved by the Chair of the GON Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

Evercore Trust Company, N.A. (“Evercore”) is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 5 to Schedule 13G filed by Evercore with the SEC on February 12, 2013. Evercore is the investment manager for shares of our common stock held by The Boeing Company Employee Savings Plans Master Trust (the “Savings Plans Trust”) and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2011 and 2012, these fees totaled approximately $930,000 and $960,000, respectively.

State Street Bank and Trust Company (“State Street”) is a beneficial holder of more than 5% of our outstanding common stock according to a Schedule 13G filed by State Street Corporation with the SEC on February 12, 2013. State Street is the trustee of the Savings Plans Trust. During 2012, the Savings Plans Trust paid State Street approximately $1.8 million for its services as trustee of the Savings Plans Trust and for services relating to the Savings Plans Trust’s custody accounts held at State Street containing cash and investable securities. In addition, State Street Global Advisors and State Street Global Markets, divisions of State Street, acted as investment managers for various investment fund options within the Savings Plans Trust, and received approximately $2.4 million in fees for such services in 2012. State Street also provides benefits administration services on behalf of certain of our retirement plans and received approximately $3.5 million in fees for such services in 2012.

BlackRock, Inc. (“BlackRock”) is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 1 to Schedule 13G filed by BlackRock with the SEC on February 8, 2013. BlackRock acted as an investment manager for certain investment fund options within the Savings Plans Trust and received approximately $6.3 million for such services in 2012. BlackRock also provided investment management and investment analytics services to The Boeing Company Employee Retirement Plans Master Trust and received approximately $12.8 million for such services in 2012.

We, from time to time, enter into customary commercial and investment banking relationships with Evercore, State Street, BlackRock and their respective affiliates.

Advisory Vote to Approve Named Executive Officer Compensation (Item 2)

Our Board, pursuant to Section 14A of the Securities Exchange Act of 1934, seeks your advisory vote approving the compensation of our named executive officers as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis and the accompanying compensation tables and related material.

For the reasons discussed below, our Board recommends that you vote FOR the resolution approving the compensation of our named executive officers.

We have designed our executive compensation program to attract and retain highly qualified, superior leaders, reward performance, and align our executives’ interests with the long-term interests of our shareholders. We believe that our recent performance validates this approach, as evidenced in part by three-year annualized shareholder returns of 14% as of December 31, 2012 and the other performance highlights as set forth in the Executive Summary of our Compensation Discussion and Analysis, which begins on page 21. Our Compensation Discussion and Analysis also describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

Pay for Performance

•	no guaranteed bonuses;

•

our annual and long-term incentive metric drives competitive behavior by focusing our executives on the long-term and balanced objectives of increasing revenues, reducing costs and effectively managing net assets;

•	89% of our Chief Executive Officer’s 2012 target compensation was variable and tied to performance, and we have not increased his base salary since March 2008;

Alignment with Shareholder Interests

•	no accelerated vesting of equity awards upon a change-in-control;

•

no accelerated vesting of annual or long-term incentive program awards, other than on a pro-rated basis based on active employment during the vesting period for performance awards and restricted stock units;

•	significant stock ownership requirements, including 6x base salary for our CEO, ensuring that our senior executives maintain a significant stake in our long-term success;

Responsible Pay Practices

•	no tax gross-ups to our executives other than for certain relocation expenses;

•	voluntary adoption of key governance reforms, such as clawbacks, prohibiting hedging, and engaging an independent compensation consultant; and

•	our equity plans prohibit repricing and buybacks of stock options.

We believe that our executive compensation program plays a key role in driving Boeing’s long-term performance, as evidenced by Boeing’s strong financial and operating performance in 2012 despite challenging economic and business conditions. In future years, we expect to continue to drive performance in our businesses and return value to our shareholders by rewarding executives who deliver strong results and tying executive compensation levels to demonstrated individual and business-level performance.

In 2012, our shareholders approved the compensation of our named executive officers with a FOR vote of 93.7%. This year, we once again request your vote supporting the following nonbinding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

2012 Performance Highlights. Our executives’ realized compensation is tied to financial and operating performance and is intended to drive sustained, long-term increases in shareholder value. In 2012, Boeing delivered strong core operating performance across each of its businesses, resulting in:

•	total revenues of $81.7 billion, compared with $68.7 billion in 2011;

•	diluted earnings per share from continuing operations of $5.11, compared with $5.33 in 2011;

•	operating cash flow of $7.5 billion, compared with $4.0 billion in 2011; and

•	total backlog at year-end of $390.3 billion, compared with $355.5 billion at year-end 2011.

In addition, in December 2012 the Board increased the quarterly cash dividend from $0.44 to $0.485 per share and announced the resumption of Boeing’s share repurchase program, with repurchases expected to total between $1.5 and $2.0 billion in 2013. Other 2012 performance highlights include:

Achievements
Industry-Leading Deliveries. Delivered industry-leading 601 airplanes to commercial customers; 144 military airplanes to government customers; and 10 satellites.
New South Carolina Factory. Began 787 deliveries from new final assembly facility in North Charleston, SC.

Strong Product and Services Demand. Earned 1,203 commercial airplane orders, including record–breaking 1,124 737 orders, 914 of which were for the new 737 MAX. Recorded C-17 win in India, finalized Apache and AH-6i selections in Saudi Arabia, and earned a C-17 aircraft sustainment contract from the U.S. Air Force.

New NASA Development Contracts. Awarded NASA contracts for Space Launch System and third phase of the Commercial Crew effort.
Investing in the Future. Completed seven first-of-model flights, including Phantom Eye, India P-8I, and the Insitu RQ-21A Integrator. Continued development of 787 family and 737 MAX.
Strong Shareholder Returns. Yielded annualized three-year return of 14%, including 5% in 2012.

Boeing’s Executive Compensation Program. The principal elements of our executive compensation program are: base salary; an annual incentive award opportunity; and long-term incentive compensation, consisting of performance awards, restricted stock units (RSUs) and stock options. Most of our executives’ compensation, including all elements of our annual and long-term incentive programs, is variable and tied to individual, business unit and/or Company performance during the relevant performance period. Individual performance is measured against an individual’s achievements with respect to business goals and objectives and an assessment relative to our six leadership attributes. Other key features of our executive compensation program include:

What We Do	What We Don’t Do
• Forfeiture of all unvested stock options upon termination of employment for any reason	• No guaranteed bonuses
• Significant stock ownership requirements, including 6x base salary for our CEO, ensuring that senior executives are substantially invested in the Company and its long-term success	• No accelerated vesting of long-term incentive awards, other than pro-rated vesting of performance awards and RSUs based on active employment during the vesting period
• Clawback policy covering all incentive compensation earned by our executive officers	• No accelerated vesting of equity awards in connection with a change-in-control
• Prohibit hedging of Boeing securities by executives and directors	• No tax gross-ups, other than for certain relocation expenses
• Independent Compensation Consultant	• No repricing or buybacks of stock options

Selection of Performance Metrics. When evaluating potential performance metrics, the Board’s Compensation Committee considers Boeing’s business, including the cyclical nature of our business, the significant costs and risks associated with product development activity, and our substantial long-term investments in property, plant and equipment. The Committee also considers a potential metric’s historical correlation to long-term shareholder value; how the potential metric incorporates earnings, cash generation and efficient use of net assets; and the extent to which the metric is clear and straightforward to employees, shareholders and other stakeholders. The Compensation Committee believes that economic profit (net operating profit after tax, less a capital charge) remains the most effective performance metric for each of our incentive plans. Any reference to economic profit in this proxy statement shall mean economic profit if and as adjusted by the Compensation Committee to reflect the core operating performance of the Company. For additional information on economic profit, see “Program Design and Principal Elements of Executive Compensation—Performance Metric for Incentive Plans” on page 24.

The following table sets forth our economic profit goals and actual performance as measured against those goals for the 2012 annual incentive plan and 2010-2012 performance awards under the long-term incentive program, as well as the key drivers of our performance over these periods.

Compensation Element	Goal	Actual Performance		Key Drivers of Actual Performance
		($)%
2012 Annual Incentive Plan	$1.321B	$1.955B	160%

•  Successful production rate increases across multiple commercial aircraft programs

•  Key Boeing Defense, Space & Security (BDS) international program wins

•  Increased cost savings driven by market-based affordability efforts at BDS and productivity initiatives at Boeing Commercial Airplanes (BCA)

•  Disciplined asset and cash management

•  Mitigation of risks related to BDS market conditions, BCA development program risks and production rate increases

2010-2012 Performance Awards	$6.143B	$6.834B	145%

•  Increased BCA orders and deliveries driven by the 737 and 777 programs

•  Increased cost savings driven by market-based affordability efforts at BDS and productivity initiatives at BCA

•  Disciplined asset and cash management

•  Enterprise-wide mitigation of development, production and market risks

Historical Performance. The following graphs show our historical performance against our economic profit goals for the annual incentive plan and the performance award component of our long-term incentive program.

2012 CEO Compensation. In 2012, our Chief Executive Officer, W. James McNerney, Jr., received a base salary of $1.93 million. Mr. McNerney’s base salary has not increased since March 2008. In 2012, Mr. McNerney’s target annual incentive payout remained at 170% of base salary with a maximum potential payout of 230% of base salary. Mr. McNerney received an annual incentive payout of $4,439,000 for 2012. In addition, Mr. McNerney received a 2010-2012 performance award of $6,380,580, or 145% of the target set at the beginning of the performance period in 2010. In 2012, Mr. McNerney’s aggregate target award under our long-term incentive program was 650.0% of base salary. Mr. McNerney’s aggregate long-term incentive target awards were 570.0% of base salary in 2010 and 590.7% in 2011.

2012 Say-on-Pay Advisory Vote Outcome

In 2012, our executive compensation program received 93.7% approval from our shareholders. We believe that this result demonstrates our shareholders’ strong endorsement of the Compensation Committee’s executive compensation decisions and policies. Our shareholder vote was one of many factors contributing to the Compensation Committee’s decision to preserve our current compensation policies. The Compensation Committee will continue to consider results from future shareholder advisory votes, which will be held annually until the next shareholder advisory vote on the frequency of future votes on executive compensation, in its ongoing evaluation of our executive compensation programs and practices.

Executive Compensation Program Objectives

Program Objective	Achievement of Objective
Link compensation to achievement of business objectives	•	A majority of executive pay is not guaranteed, and is tied to individual and business performance.
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Economic profit, the metric for the annual incentive plan and performance awards under the long-term incentive program, is tied to our annual and long-term strategic, financial and operational objectives and is approved by the Compensation Committee.

Attract and retain world-class talent	•	Compensation elements and award opportunities are designed to enable us to compete effectively for talent.
	•	High-performers are rewarded with above-target pay when Company, business unit and/or individual goals are exceeded.

Shareholder alignment	•	Approximately 80-90% of named executive officer target compensation is linked to share price appreciation and achievement of economic profit targets.
	•	Senior executives are required to meet and maintain significant stock ownership requirements throughout the term of their employment with the Company.
	•	We do not accelerate vesting of equity awards in connection with a change-in-control.

Risk oversight	•	Our annual incentive awards and performance awards are capped.
	•	Each of our named executive officers is subject to significant stock ownership requirements, as well as clawback provisions and prohibitions against hedging and other speculative activity.
	•	Annual review of our executive compensation plans and structures is performed by our Compensation Committee.
	•	Risk considerations relating to our compensation programs are discussed in additional detail on page 35.

Program Design and Principal Elements of Executive Compensation

2012 Named Executive Officers and Annualized Target Compensation. We design our executive compensation program to attract and retain the talent needed to achieve our business and financial objectives, reward executives who achieve our objectives, and align executives’ interests with the long-term interests of our shareholders. The Board’s Compensation Committee reviews our executive compensation program on at least an annual basis and, with the assistance of its independent compensation consultant, compares our executive compensation practices to those of our peers. Individual executive pay is generally targeted at the median of our peer group, but can vary based on the requirements of the position (competencies and skills), the executive’s experience and performance, and the organizational structure of the businesses (internal alignment and pay relationships).

The table below sets forth our 2012 named executive officers (NEOs) with their target compensation elements and target total compensation based on their base salary as of March 1, 2012 (June 26, 2012, in the case of Mr. Conner). In each case, “target” amounts are those amounts that would have been earned by the executive assuming that the Company and the executive achieved target performance set by the Compensation Committee. The 2012 Target Long-Term Incentive Compensation column reflects target values of all awards under our long-term incentive program, which consists of performance awards, stock options and RSUs. We believe the target compensation levels described below provide for competitive pay based on the market value of the executive’s position, and serve to attract and retain the executive talent needed to run the business.

(Dollars in thousands) Name	2012 Annualized Base Salary (a)	2012 Target Annual Incentive as a % of Base Salary (b)	2012 Target Annual Incentive Compensation (c)=(a) x (b)	2012 Target Long-Term Incentive as a % of Base Salary (d)	2012 Target Long-Term Incentive Compensation (e)=(a) x (d)	2012 Total Annualized Target Direct Compensation (f)=(a)+(c)+(e)

W. James McNerney, Jr. Chairman, President and CEO	$1,930	170%	$3,281	650%	$12,545	$17,756
Gregory D. Smith Executive V.P. and CFO	625	85%	531	325%	2,031	3,187
Raymond L. Conner Executive V.P., President and CEO, Commercial Airplanes	750	90%	675	350%	2,625	4,050
J. Michael Luttig Executive V.P. and General Counsel	803	95%	763	350%	2,811	4,377
Dennis A. Muilenburg Executive V.P., President and CEO, Defense, Space & Security	900	100%	900	400%	3,600	5,400
James F. Albaugh Former Executive V.P., President and CEO, Commercial Airplanes	1,035	110%	1,139	425%	4,399	6,573
James A. Bell Former Executive V.P., Corporate President and CFO	896	100%	896	425%	3,808	5,600

Performance Metric for Incentive Plans. We use economic profit as the performance metric throughout our incentive compensation programs for employees at all levels. Economic profit measures our ability to generate earnings after covering the capital expenses associated with our net assets. We believe that economic profit effectively integrates the key drivers of our profitability and long-term growth, including earnings and cash generation, ongoing productivity, and efficient use of net assets, while also taking into account Boeing’s cost of capital. Another feature of economic profit as a performance metric for Boeing has been its historical correlation to shareholder returns. In addition, economic profit is aligned with our enterprise financial performance targets and is the sole financial metric for our broad-based, annual non-executive employee incentive plan. This alignment between executives and non-executives encourages all of our employees to work toward the same financial goals. For these reasons, the Compensation Committee has determined that economic profit is the most appropriate metric for both our annual and long-term incentive programs. Economic profit is calculated as follows:

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Net operating profit after tax (operating earnings, adjusted to exclude share-based plans expense and Boeing Capital Corporation interest expense, and reduced for taxes using an effective tax rate), less

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Capital charge (average net assets multiplied by a targeted cost of capital, where average net assets excludes cash, marketable securities, debt and certain pension and other post-retirement benefit obligations).

In order to better reflect the core operating performance of the Company and its businesses, the Compensation Committee may adjust economic profit to account for certain items not contemplated at the outset of a performance period such as (1) significant external events outside management’s control, (2) management decisions intended to drive long-term value but with short-term financial impacts, such as major acquisitions or dispositions, and (3) significant changes to market conditions. Any references to economic profit in this proxy statement shall mean economic profit if and as adjusted to account for such items. See “Annual Incentive Plan—2012 Annual Incentive Assessment” beginning on page 27 and “Long Term Incentive Program—2010-2012 Performance Award Assessment” on page 28.

We also measure our Adjusted Operating Cash Flow, which is used to determine the deductibility of annual and long-term incentive awards for our NEOs (except for the CFO) under Internal Revenue Code Section 162(m). Adjusted Operating Cash Flow means the net cash provided by operating activities of the Company as reported in the Company’s consolidated statement of cash flows included in its Annual Report on Form 10-K, adjusted to eliminate the effect of net customer financing cash flows, as reported in the Company’s consolidated statement of cash flows included in its Annual Report on Form 10-K. Incentive deductibility is discussed in more detail on page 34.

Determination of Performance Goals (Economic Profit) and Awards. Economic profit goals are based on the Company’s long-range business plan. These goals take into account expectations regarding the probability of achieving performance goals, consider applicable enterprise-wide and business unit risks, and incorporate a degree of “stretch” to push our executives to achieve a higher level of performance. Specific probabilities of achievement are not assigned to the economic profit goals. Goals are set at the beginning of the performance period (one year for annual incentive awards and three years for long-term performance awards). This process is summarized below.

Beginning of Performance Period		During Performance Period		End of Performance Period
•	Economic profit goals and corresponding award opportunities are developed by management and approved by the Compensation Committee based on the Company’s long-range business plan	• •	Economic profit performance is monitored relative to goals Economic profit goals cannot be changed	• •	Management presents actual economic profit results relative to goals Compensation Committee evaluates results and approves final awards

As part of its evaluation of results, the Compensation Committee may adjust economic profit to better reflect the core operating performance of the Company and its businesses. Adjustments to the annual awards considered in a given year may or may not be applied to the long-term performance awards.

Mix of Pay. Approximately 80% to 90% of target NEO compensation is variable. The final value of the compensation received is tied to internal financial, strategic, operational, stock price and/or individual performance. If performance is at or above target levels, the executive’s compensation will be at or above target levels. Conversely, if performance is below target levels, the executive’s compensation will be below target levels. When setting performance goals for annual incentive and long-term performance awards, the Committee seeks to ensure that the target payout is achievable if the Company executes according to its long-range business plan during the applicable period. It is expected that maximum performance and less-than-threshold (i.e., zero payout) performance would each be infrequent.

The Compensation Committee determines the portion of each executive’s compensation that will be performance-based, with the variable portion increasing as the executive’s responsibilities and expected contributions to the Company increase. Variable compensation consists of the target annual incentive and the target value of performance awards, stock options and restricted stock units granted. The percentages below are calculated by dividing each compensation element by target total compensation, which consists of base salary plus variable compensation.

Base Salary. Base salaries are designed to provide a fixed base of cash compensation for each executive. Salaries may be adjusted based on individual factors such as competencies, skills, experience, performance, and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors. Annual salary adjustments are generally effective in March. When setting base salaries, the Compensation Committee also considers the impact of base salary on other compensation elements, such as the size of target incentive awards.

The Compensation Committee has not increased Mr. McNerney’s base salary since March 2008. In 2012, the Compensation Committee increased Mr. Muilenburg’s base salary by 13% to move his salary closer to a market-competitive level and increased the base salaries of Messrs. Smith and Conner by 84% and 55%, respectively, to reflect the significant increase in their responsibilities due to promotion and the assumption of key leadership positions in the Company. The Compensation Committee increased the base salaries of the other NEOs by 0% to 4%.

Annual Incentive Plan. The annual incentive plan is designed to reward executives based on the achievement of Company and individual goals for the performance year. Executives are assigned a target incentive award based on their pay grade. Actual incentive awards are determined by Company, business unit (if applicable) and individual performance scores and paid 100% in cash. Our CEO’s employment agreement provides for a maximum award of 230% of his base salary. The mechanics of the annual incentive plan are as follows:

Target Annual Incentive Award	X	Company/Business Unit Performance Score	X	Individual Performance Score	=	Actual Annual Incentive Award
• % of base salary (based on pay grade) • CEO annual incentive target of 170% of salary • Other NEO annual incentive targets range from 85% to 110% of salary

• Based on economic profit

• Score can range from 0.0 to 2.0 (target of 1.0)

• For executives in the two principal business units, including Messrs. Albaugh, Conner and Muilenburg, Company results are weighted 75% and business unit results are weighted 25%

• Measures business performance and leadership attributes

• Scores can range from 0.0 to 2.0 (target of 1.0)

• Scores recommended by management (CEO score determined by the Compensation and GON Committees)

• Maximum award of 200% of target (for CEO, subject to cap of 230% of salary)

Individual performance scores for elected officers other than the CEO are initially assigned by the CEO, subject to review and approval by the Compensation Committee. The CEO’s individual performance score is determined by the Compensation and GON Committees and reviewed with the Board. Individual performance scores generally fall between 0.80 and 1.20 and generally average to 1.0 for each executive grade. Two components make up the individual performance score:

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Business Performance Score (weighted 70%)—A qualitative and quantitative assessment of an executive’s individual performance goals and contributions, value of contributions relative to peers and overall organization performance throughout the performance period; and

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Leadership Attribute Score (weighted 30%)—A qualitative and quantitative assessment of an executive’s performance with respect to six leadership attributes applicable to all Company executives and managers.

2012 Annual Incentive Assessment. Economic profit for 2012 was $1.955 billion versus a target of $1.321 billion. This above target performance resulted in a Company performance score of 1.6. The BCA performance score was 1.1, yielding a combined score of 1.475 for BCA executives. The BDS performance score was 1.6, yielding a combined score of 1.6 for BDS executives.

The above-target performance scores were primarily due to the following achievements:

•	Successful production rate increases across multiple commercial aircraft programs;

•	Key BDS international program wins;

•	Increased cost savings driven by market-based affordability efforts at BDS and productivity initiatives at BCA;

•	Disciplined asset and cash management across the enterprise; and

•	Mitigation of risks related to BDS market conditions, BCA development program risks and production rate increases.

In order to better reflect the Company’s core operating performance, the Compensation Committee, consistent with its authority and past practices, decreased economic profit for the 2012 annual incentive plan to exclude the financial impact of lower tax rates and a favorable litigation settlement.

In 2012, NEO individual performance scores ranged from 0.96 to 1.1, averaging 1.02. Messrs. Luttig, McNerney and Muilenburg received scores above 1.0. Mr. McNerney’s actual annual incentive award was lower than the annual incentive plan would otherwise require based on his performance score, as his employment agreement limits his annual incentive award to 230% of base salary. The above-target performance scores were primarily the result of the Company’s significant financial, operational and business achievements, as well as the executives’ progress on key initiatives, leadership strength, and overall contributions to the Company during 2012. In addition to these factors, the individual performance scores also reflect the following:

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Mr. McNerney’s effective leadership and successful implementation of Boeing’s business strategies, as evidenced by the company’s strong competitive position, revenue growth and core financial performance, key program wins, and backlog expansion;

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Mr. Smith’s implementation of disciplined cost reduction and cash management strategies, and his mitigation of financial risks facing the Company, as evidenced by Boeing’s improved cash flow, increased cash balance and healthy operating margin;

•	Mr. Conner’s achievements as leader of the Boeing Commercial Airplanes business, including those described on page 21 in the table of 2012 performance highlights;

•	Mr. Luttig’s strong leadership, favorable resolution of key litigation matters, and mitigation of a wide range of legal and regulatory risks throughout the enterprise;

•	Mr. Muilenburg’s achievements as leader of the Boeing Defense, Space & Security business, including those described on page 21 in the table of 2012 performance highlights;

•	Mr. Albaugh’s performance at targeted levels until his retirement; and

•	Mr. Bell’s performance at targeted levels until his retirement.

Based on 2012 Company, business unit and individual performance results (as detailed above), the Compensation Committee believes the annual incentive compensation awarded to the NEOs for 2012 was appropriate and achieved the executive compensation program’s objectives.

Long-Term Incentive Program. The long-term incentive program is designed to drive achievement of long-term operational and financial goals and increased shareholder value, as well as to encourage retention of key talent over a sustained time period. Payouts are determined by stock price performance and achievement of economic profit goals. Long-term incentive awards are made in the following mix (based on the target expected value at grant):

•	Performance awards: 40%

•	Stock options: 30%

•	Restricted stock units: 30%

Long-Term Incentive—Performance Awards. Performance awards reward executives to the extent that the Company meets or exceeds target economic profit thresholds for the relevant three-year performance period. Three-year economic profit targets are set by the Compensation Committee at the beginning of each performance period based on the Company’s Board-reviewed long-range business plan. Individual target awards are based on a multiple of base salary and final awards may range from 0% to 200% of an individual’s target. Performance awards are designed to pay 100% of target at the end of the three-year performance cycle if planned economic profit is achieved. Payment, if earned, is made in cash, stock or a combination of both, at the Compensation Committee’s discretion. It is expected that maximum performance and less-than-threshold (i.e., zero payout) performance would each be infrequent.

Long-Term Incentive—Stock Options. Stock options align executives’ interests with those of shareholders since stock options have realizable value only if the price of Boeing stock increases after the options are granted. Stock option grant levels are set annually based on the target expected value. The size of future awards is evaluated and determined annually based on a consideration of competitive compensation practices and changes in our stock price year over year. All options granted have an exercise price equal to the fair market value (average of high and low price) of Boeing stock on the grant date and vest ratably over three years. We do not reprice or buyback options.

Long-Term Incentive—Restricted Stock Units. RSUs reward continued and sustained performance. RSUs provide an immediate sense of ownership since the value of these units is equal to Boeing’s stock price. As such, the ultimate value realized upon vesting (three years after grant) will be based on the stock price at that point in time. The use of RSUs is consistent with our objective of facilitating significant stock ownership through a mix of equity and cash-settled awards. In addition, RSUs are less dilutive to shareholders than stock options because fewer shares are required to deliver an equivalent value.

2010-2012 Performance Award Assessment. The Compensation Committee determined that our 2010-2012 cumulative economic profit was $6.834 billion versus a target of $6.143 billion. This resulted in an award payout factor for the three-year period of $145 per unit, which is 45% above the target amount of $100 per unit. The performance awards were paid to executives in cash. The above-target performance was primarily the result of the following achievements:

•	Increased BCA orders and deliveries driven by the 737 and 777 programs;

•	Increased cost savings driven by market-based affordability efforts at BDS and productivity initiatives at BCA;

•	Disciplined asset and cash management across the enterprise; and

•	Enterprise-wide mitigation of development, production and market risks.

For the 2010-2012 performance period, the Compensation Committee increased economic profit to exclude, or partially exclude, the financial impact of historically low discount rates that caused higher-than-planned pension expense; acquisitions by our defense business; changed acquisition priorities at the U.S. Department of Defense; and disruption costs related to a strike. The Compensation Committee decreased economic profit to exclude or partially exclude the financial impact of lower-than-planned tax rates, a favorable litigation settlement, and better-than-expected growth in certain commercial markets. These adjustments to economic profit are based on the Committee’s informed judgment that such adjustments are in the long-term interests of shareholders by rewarding executives based on the core operating performance of the Company and incentivizing sustained performance by executives without encouraging undue risk.

Supplemental Equity Awards. From time to time the Compensation Committee may grant supplemental equity awards to executives to retain high-performing leaders, reward exceptional performance, or recognize expanded responsibility. Supplemental equity awards have vesting and other provisions designed to promote retention of the services and skills of the recipient. These restricted stock unit grants encourage retention because they generally do not vest until at least the third or fourth anniversary of the grant date and will be forfeited in full if the executive resigns, retires, or is terminated for cause prior to vesting. Supplemental equity awards were granted to three NEOs in 2012: Messrs. Conner, Luttig and Muilenburg received special awards in recognition of their performance and as a retention vehicle, and, in the case of Mr. Conner, in recognition of his expanded responsibilities.

No Accelerated Vesting Upon Change-In-Control. The Company does not accelerate the vesting of any equity awards in connection with a change-in-control. In addition, performance awards and restricted stock units granted under our long-term incentive program provide for accelerated vesting only on a pro-rated basis based on active employment during the vesting period and any unvested stock options granted under that program are forfeited upon cessation of employment.

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives (including NEOs) receive additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits. Executives hired before January 1, 2009, are eligible to participate in the Boeing Pension Value Plan (“PVP”) and Supplemental Executive Retirement Plan (“SERP”), two defined-benefit retirement plans that do not require employee contributions. The PVP is generally available to all salaried U.S. employees hired before 2009, other than employees covered by certain collective bargaining agreements. The amount of the pension benefit under the PVP is based on the employee’s pay and service, and is determined by the same formula for executives and non-executives. The SERP provides non-qualified pension benefits to the extent the employee’s benefit under the PVP is limited by the Internal Revenue Code plus, in certain cases, a supplemental target benefit that may enhance the benefits received under the PVP. We also provide a supplemental retirement benefit to Mr. McNerney per the terms of his employment agreement to compensate him for retirement benefits provided by his prior employer that he forfeited when he accepted his role at Boeing and a supplemental pension benefit to Mr. Luttig per the terms of his initial employment. Mr. Smith earned benefits in a Canadian subsidiary pension plan for part of his company service. Part of that service was in the Toronto Salaried Plan and the Toronto SERIP.

All executives are eligible to participate in the Company’s Voluntary Investment Plan (“VIP”), a tax-qualified defined contribution 401(k) plan in which participating employees receive a company match, and the Supplemental Benefit Plan (“SBP”), a nonqualified defined contribution plan that allows eligible employees to save and receive a company match on amounts above those permitted under the VIP due to Internal Revenue Code limits. For employees hired after 2008, we make additional company contributions of 3%, 4%, or 5% of eligible earnings (depending on age) above those permitted under the VIP due to Internal Revenue Code limits and with respect to the executive’s annual incentive compensation. The SBP also provides a supplemental retirement benefit (a Defined Contribution SERP Benefit) to certain executives who are hired or rehired on or after January 1, 2009.

The Deferred Compensation Plan for Employees allows executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary, earned annual incentive awards and earned performance awards.

Perquisites and Other Executive Benefits. Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives, and any such benefits are provided to help achieve our business objectives. In 2012, these perquisites (by primary objective achieved) included:

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Security—Our CEO is required, and certain senior executives are encouraged, to use company aircraft for business and personal travel for security reasons. We provide ground transportation services to the CEO so that he may conduct business during his commute and for security purposes. In addition, home security is provided to the CEO and certain other executives.

•	Productivity—Relocation assistance services (when applicable), use of a company vehicle (discontinued effective April 1, 2012), and tax preparation services.

•	Health—Annual physical exam.

•	Other—Supplemental life insurance; charitable gift matching program.

No tax gross-ups are provided except in connection with certain relocation expenses. The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with the practices of companies within our peer group.

Severance Benefits. We have maintained an Executive Layoff Benefit Plan since 1997 to provide a reasonable separation package for executives who are involuntarily laid off and do not become employed elsewhere within the Company. The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company performance score (and business unit score, as applicable) for the year in which the layoff occurs. The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits provided under the plan are consistent with those provided by our peers and other companies with whom we compete for executive talent. In addition to the benefits under the plan, executives may continue to participate in certain incentive award programs after a separation based on service and the terms and conditions of the award.

Pursuant to his employment agreement, Mr. McNerney is also entitled to certain severance payments. Such payments would require a so-called “double-trigger”—i.e., (1) a change in control and (2) termination of Mr. McNerney’s employment within two years of or in connection with such change in control by the company without cause or by Mr. McNerney with good reason (e.g., adverse change in responsibilities, pay, reporting relationships or our – or our successor’s – failure to abide by the agreement). In the event these conditions are satisfied, Mr. McNerney would be eligible to receive a cash severance payment, credit for severance and related service for purposes of his supplemental retirement benefit, and medical coverage. The cash severance payment is three times the sum of base salary plus target annual incentive. The agreement does not provide for any tax gross-ups. The level and nature of these benefits were reviewed against market data and set by a negotiated employment agreement to attract Mr. McNerney, who had similar arrangements with his prior employer, to join Boeing.

Governance of Pay-Setting Process

The Company applies the following approach in setting compensation for its executives:

•	All executives are assigned to pay grades by comparing position-specific duties and responsibilities with market data and our internal management structure.

•	Each pay grade has a salary range with corresponding target annual and long-term incentive award opportunities, executive benefits and perquisites.

•	Salary ranges and incentive opportunities by pay grade are benchmarked annually against our peer group to ensure they are competitive.

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Individual executive pay positioning is generally targeted at the median of our peer group, but can vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure of the businesses (internal alignment and pay relationships).

•	The Compensation Committee may make exceptions to normal practices based on critical business and people needs.

Role of Board, Management and Consultants. The Compensation Committee establishes, reviews and approves all elements of the executive compensation program. The Compensation Committee works with an independent executive compensation consultant, Compensation Advisory Partners (CAP), for advice and perspective regarding market trends that may affect decisions about our executive compensation program and practices. CAP also advises the GON Committee in connection with nonemployee director compensation matters. CAP provided no services to Boeing outside of its duties as the independent consultant to these two Board committees. The Compensation Committee has assessed the independence of CAP pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent CAP from independently representing the Compensation and GON Committees. For more information on this conflicts of interest assessment, see “Corporate Governance—Compensation Consultants” on page 17.

Boeing management has the responsibility for effectively implementing the executive compensation program. Aon Hewitt served as management’s compensation consultant during 2012.

Additional responsibilities of the Board of Directors, Compensation Committee, management and the compensation consultants include:

Board of Directors and Compensation Committee

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The Compensation Committee reviews and approves the CEO’s business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of those goals and objectives (CEO goals/objectives and performance are reviewed in coordination with the GON Committee) and recommends the CEO’s compensation level to independent members of the Board of Directors based on this evaluation. The Compensation Committee reviews and approves the CEO’s annual and long-term incentive targets and payouts.

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Based on a review of peer data, pay tally sheets (as described below), individual performance and internal pay comparisons, the Compensation Committee sets pay for the CEO and reviews and approves all NEO pay arrangements with the exception of base salaries, which are approved by the Board of Directors as required by our By-Laws.

•	The Board of Directors reviews all components of compensation and approves all executive officer base salaries.

•	A supermajority (two-thirds) of the Board of Directors must approve any incentive awards for our NEOs that are granted under a plan not previously approved by a supermajority of the Board.

Management

•

The CEO; Senior Vice President, Human Resources and Administration; and Vice President, Strategy, Compensation and Benefits make recommendations on program design and pay levels, where appropriate, and implement the program approved by the Compensation Committee.

•

The CEO makes recommendations with respect to the compensation of other officers, including the other NEOs, and is assisted in pay administration by the Senior Vice President, Human Resources and Administration.

•

The Chief Financial Officer provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals based on achievement of economic profit targets and related payouts, if any.

Compensation Consultants

Compensation Committee’s Independent Consultant			Management’s Consultant
•	Presents peer group pay practices and other relevant benchmarks for CEO and nonemployee director compensation to the Compensation Committee and GON Committee, respectively, as well as management.	•	Presents peer group pay practices and other relevant benchmarks (except for the CEO and nonemployee directors) to the Compensation Committee and management.
• • •

Reviews and provides comments concerning management’s data and work product and compensation-related practices and proposals.

Advises the Compensation Committee Chairman and the Compensation Committee with respect to management’s proposals.

Meets with the Compensation Committee in executive session following regular meetings of the Committee.

• •

Prepares comprehensive pay tally sheets for elected officers for Compensation Committee review. The pay tally sheets provide total annual compensation and accumulated wealth (value of equity holdings, outstanding long-term incentives, deferred compensation and pension).

Provides periodic updates to the Compensation Committee regarding tax, accounting and regulatory issues that may impact executive compensation design, administration and/or disclosure.

Benchmarking Against Our Peer Group. Peer group benchmarking is one of several factors considered in the pay setting process. Peer group practices are analyzed annually for target total direct compensation and for other pay elements (such as executive benefits and perquisites). We benchmark executive compensation against a peer group of leading U.S.-based companies (with an emphasis on aerospace and industrial manufacturing companies) that have a technology focus, large, global operations, a diversified business, and comparable annual sales and market capitalizations. Each year the Compensation Committee, working with its independent consultant, reviews the composition of the peer group and determines whether any changes should be made. The Compensation Committee has not made any changes to the peer group since 2010. Boeing’s peer group consists of the following 24 companies:

3M	DuPont	Honeywell	Northrop Grumman
AT&T	Exxon Mobil	IBM	Procter & Gamble
Caterpillar	Ford	Intel	Raytheon
Chevron	General Dynamics	Johnson & Johnson	United Parcel Service
Cisco Systems	General Electric	Johnson Controls	United Technologies
Dell	Hewlett-Packard	Lockheed Martin	Verizon Communications

The median revenue of our peer group for the year ended December 31, 2012 was approximately $59.9 billion as compared to our revenues of $81.7 billion. As of December 31, 2012, the median market capitalization of our peer group was $61.4 billion as compared to our market capitalization of $56.8 billion. The Compensation Committee reviews our peer group and executive compensation program on at least an annual basis and, with the assistance of its independent compensation consultant, compares our executive compensation practices to those of our peers. Individual executive pay is generally targeted at the median of our peer group, but can vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure of the businesses (internal alignment and pay relationships).

Additional Considerations

Executive Stock Ownership. In order to further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain the following investment position in Boeing stock and stock equivalents:

•	CEO: 6x base salary

•	Executive Vice Presidents: 4x base salary

•	Senior Vice Presidents: 3x base salary

•	Vice Presidents: 1x or 2x base salary based on executive grade

Each senior executive must meet the applicable stock ownership requirement within five years of the later of January 1, 2009, or January 1 after the executive enters the relevant executive grade. During the five-year period, executives are expected to accumulate qualifying equity until they meet the minimum stock ownership requirement. As of December 2012, each NEO’s stock ownership met their respective stock ownership requirement.

Each year, the Compensation Committee reviews the ownership position of each elected officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership. The Compensation Committee may, in its discretion, elect at any time to pay some or all performance awards in stock, including for executives who are currently not in compliance with the applicable ownership requirement.

Shares owned directly by the executive as well as stock units, restricted stock units, deferred stock units and shares held through our savings plans are included in calculating ownership levels. Shares underlying stock options do not count toward the ownership guidelines.

Granting Practices. The Compensation Committee grants annual and long-term incentive awards in February of each year at a regular meeting of the Compensation Committee. The Compensation Committee meeting date, or the next business day if the meeting falls on a day where the NYSE is closed for trading, is the effective grant date for the grants. The stock option exercise price per share is the fair market value (average of high and low prices) of Boeing stock on the grant date.

New executives hired or internally promoted after the February grant date but on or before December 31 will receive a pro-rated long-term incentive award, if any, for that year. Grants are pro-rated based on the time remaining in the 36-month performance or vesting period as of the date of hire or promotion. This approach was adopted to better align the Company’s program with peer practices and provide the executive with an immediate tie to Boeing’s long-term performance.

We also may grant supplemental equity awards to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The effective date of these grants is determined based on the timing of the recognition or hiring and approved on or in advance of the effective date of the grant by the Compensation Committee. The exercise/grant price is the fair market value of Boeing stock on the effective date.

Accounting and Tax Implications. The Compensation Committee considers the accounting and tax impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost-efficient.

•

Stock Options and Restricted Stock Units—We account for stock option and restricted stock unit awards in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares or units, as applicable, that vest.

•

Performance Awards—The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense will equal the value earned by/paid to the executives. As such, the ultimate expense is not determinable until the end of the three-year performance period.

Securities Trading Policy. We have a policy that prohibits executive officers and directors from trading in Boeing securities while aware of material nonpublic information, or engaging in hedging transactions or short sales and trading in “puts” and “calls” involving Boeing securities. This policy is contained in our Corporate Governance Principles, which are set forth in Appendix 1 to this proxy statement. In addition, executive officers and directors are prohibited from pledging Boeing securities without first demonstrating that they have the financial capacity to repay the loan and receiving pre-clearance from the Corporate Secretary.

Clawback Policy. We will require reimbursement of any incentive payments to an executive officer if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. This policy is contained in our Corporate Governance Principles, which are set forth in Appendix 1 to this proxy statement.

Tax Gross-Ups. We do not provide tax gross-ups other than for certain relocation expenses.

Limitations on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

We consider the impact of this rule when developing and implementing our executive compensation program. Annual incentive awards, performance awards and stock options generally are designed to meet the deductibility requirements. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts awarded or paid under any of our compensation programs, including salaries, annual incentive awards, performance awards, stock options and restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility.

There are different means by which the Board may pay executives. One such means is the Elected Officer Annual Incentive Plan, which was established to allow for the payment of annual incentive awards that would be deductible under Section 162(m). However, that plan is not the exclusive means by which annual and long-term incentive payments may be made to NEOs. The Board in its discretion may make such awards. When awards are made outside the Elected Officer Annual Incentive Plan, however, they may not be tax deductible. For 2012, we met the plan requirements for the Elected Officer Annual Incentive Plan. As a result, this payment is considered performance-based compensation under Section 162(m).

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 21 of this proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Arthur D. Collins, Jr., Chair David L. Calhoun Kenneth M. Duberstein Ronald A. Williams Mike S. Zafirovski

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2012 had a relationship that requires disclosure as a Compensation Committee interlock.

Compensation and Risk

We believe that our compensation programs create appropriate incentives to increase long-term shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

•	Compensation Committee-approved limits on annual incentive and long-term performance awards;

•

with each increase in executive pay level, a proportionately greater award opportunity is derived from the long-term incentive program, creating a greater focus on sustained Company performance over time;

•	the use of economic profit as our performance metric, which incents employees to increase earnings and manage net assets efficiently;

•

use of three distinct long-term incentive vehicles—performance awards, restricted stock units and stock options—that vest in three year periods thereby providing strong incentives for sustained operational and financial performance that can increase the stock price;

•

a long-term incentive program that has overlapping performance periods, such that at any one time three separate and distinct potential long-term awards are affected by current year performance, thereby requiring sustained high levels of performance year over year to achieve a payout;

•	significant share ownership requirements for senior executives, monitored by the Compensation Committee, that ensure alignment with shareholder interests over the long term;

•	Compensation Committee discretion to adjust economic profit to reflect the core operating performance of the Company and its businesses, but not to authorize payouts above stated maximum awards;

•

incorporation of an individual performance score for each executive as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company; and

•

formal clawback/recoupment policies applicable to both cash and equity compensation of senior executives, along with restrictions on trading by senior executives to reduce insider trading compliance risk, as well as a prohibition on hedging and restrictions on pledging Company equities.

In light of these features of our compensation program, we conclude that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth information regarding 2012 compensation for each of our 2012 Named Executive Officers; 2011 and 2010 compensation is presented for executives who were also Named Executive Officers in 2011 and 2010. The Summary Compensation Table and the 2012 Grants of Plan-Based Awards table should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our program. In addition, we have provided a supplemental table on page 38 showing elements of our CEO’s actual compensation realized in 2012 and 2011.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
W. James McNerney, Jr.	2012	$1,930,000	$3,763,492	$3,763,497	$10,819,580	$6,366,794	$840,775	$27,484,138
Chairman, President and Chief Executive Officer	2011 2010	1,930,000 1,930,000	3,420,165 3,300,330	3,420,159 3,300,297	8,704,300 4,439,000	4,555,010 5,972,004	928,679 798,392	22,958,313 19,740,023
Gregory D. Smith	2012	594,635	609,342	609,374	1,099,095	222,627	86,453	3,221,526
Executive V.P. and Chief Financial Officer
Raymond L. Conner	2012	633,321	4,008,775	290,998	1,236,200	1,575,915	25,113	7,770,322
Executive V.P., President and Chief Executive Officer, Commercial Airplanes
J. Michael Luttig	2012	802,723	3,834,062	818,270	2,699,295	1,014,249	215,992	9,384,591
Executive V.P. and General Counsel	2011 2010	776,240 759,636	802,215 734,364	802,201 734,336	1,864,396 1,025,200	1,045,138 444,049	175,812 152,360	5,466,002 3,849,945
Dennis A. Muilenburg	2012	884,255	5,405,705	959,994	2,619,900	1,783,301	289,939	11,943,094
Executive V.P., President and Chief Executive Officer, Defense, Space and Security	2011	780,000	734,995	734,995	1,342,900	1,101,761	109,580	4,804,231
James F. Albaugh(7)	2012	976,290	1,280,659	1,280,667	3,273,420	2,648,792	169,043	9,628,871
Former Executive V.P., President and Chief Executive Officer, Commercial Airplanes	2011 2010	999,550 975,262	1,249,470 4,310,057	1,249,441 1,118,578	2,794,704 1,335,300	1,971,684 1,343,578	230,052 205,244	8,494,901 9,288,019
James A. Bell(8)	2012	336,511	1,142,536	1,142,524	1,785,258	1,438,590	71,188	5,916,607
Former Executive V.P., Corporate President and Chief Financial Officer	2011 2010	890,880 864,547	1,109,243 985,344	1,109,246 985,379	2,648,724 1,332,900	1,058,850 921,295	249,384 308,739	7,066,327 5,398,204

(1)

Amounts reflect base salary paid in the year, before any deferrals at the officer’s election and including salary increases effective during the year, if any. For Messrs. Albaugh and Bell, the 2012 amounts also include payments at the time of retirement for accrued but unused vacation.

(2)

Amounts reflect the aggregate grant date fair value of restricted stock units (RSUs) granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the officer. The grant date fair value of each award of RSUs in 2012 is set forth in the 2012 Grants of Plan-Based Awards table on page 39. Assumptions used in the calculation of these values are included in Note 16 to our audited financial statements included in our 2012 Annual Report on Form 10-K. A description of RSUs appears on page 40.

(3)

Amounts reflect the aggregate grant date fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 16 to our audited financial statements included in our 2012 Annual Report on Form 10-K. A description of stock options appears on page 40.

(4)

Amounts reflect (a) annual incentive compensation, which is based on Company, business unit (if applicable), and individual performance during the relevant year, pursuant to the annual incentive plan, and (b) any payout of performance awards for the three-year performance period that ended in the relevant year, pursuant to the long-term incentive program. Because the applicable performance goal was not met, there was no payout of performance awards for the 2008-2010 performance period. Annual cash incentive compensation and performance award payouts for our NEOs (before taking into account any elective deferrals of such compensation) were as follows:

Name	Year	Annual Incentive Compensation ($)	Long-Term Incentive Performance Awards ($)	Total Non-Equity Incentive Plan Compensation ($)
W. James McNerney, Jr.	2012	$4,439,000	$6,380,580	$10,819,580
	2011	4,439,000	4,265,300	8,704,300
	2010	4,439,000	—	4,439,000
Gregory D. Smith	2012	784,300	314,795	1,099,095
Raymond L. Conner	2012	772,200	464,000	1,236,200
J. Michael Luttig	2012	1,279,600	1,419,695	2,699,295
	2011	1,233,900	630,496	1,864,396
	2010	1,025,200	—	1,025,200
Dennis A. Muilenburg	2012	1,575,900	1,044,000	2,619,900
	2011	1,118,500	224,400	1,342,900
James F. Albaugh	2012	1,291,100	1,982,320	3,273,420
	2011	1,551,800	1,242,904	2,794,704
	2010	1,335,300	—	1,335,300
James A. Bell	2012	356,500	1,428,758	1,785,258
	2011	1,569,700	1,079,024	2,648,724
	2010	1,332,900	—	1,332,900

Annual incentive compensation and performance awards are discussed in further detail under Compensation Discussion and Analysis beginning on page 21. The estimated target and maximum amounts for annual incentive awards for 2012 and for performance awards granted in 2012 are reflected in the 2012 Grants of Plan-Based Awards table on page 39.

(5)

Amounts reflect the aggregate increase in the actuarial present value of the officer’s accumulated benefits under all pension plans (including supplemental retirement benefits under individual agreements with Messrs. McNerney and Luttig) during the year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. There are many assumptions that are used to determine the present value of accumulated benefits with interest rates being one of the key assumptions. A decrease in the interest rate generally increases the present value of pension benefits. The degree of change in the present value depends on the age of the employee, when the benefit payments begin, and how long the benefits are expected to last. During 2012, pension values increased primarily due to: (i) decreases in applicable discount rates; (ii) increases in average eligible compensation; (iii) increases in present value due to participant aging; and (iv) an additional year of credited service under existing plans. Information regarding our pension plans is set forth in further detail under the 2012 Pension Benefits table beginning on page 45.

(6)	The table below sets forth the elements of “All Other Compensation” provided in 2012 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)(b)	Tax Reimbursements ($)(c)	Company Contributions to Retirement Plans ($)(d)	Total All Other Compensation ($)
W. James McNerney, Jr.	$458,930	$266,045	—	$115,800	$840,775
Gregory D. Smith	49,157	1,618	—	35,678	86,453
Raymond L. Conner	9,118	1,709	—	14,286	25,113
J. Michael Luttig	165,687	2,142	—	48,163	215,992
Dennis A. Muilenburg	234,516	2,368	—	53,055	289,939
James F. Albaugh	117,036	3,031	—	48,976	169,043
James A. Bell	51,966	3,506	—	15,716	71,188

(a)

Perquisites and personal benefits provided to our NEOs in 2012 included use of company aircraft for personal travel or to attend outside board meetings, personal use of a company vehicle and ground transportation services, tax preparation services, charitable donations, home security expenses, home office costs, annual physicals, discounted purchases of company vehicles, travel planning services and in the case of Messrs. Albaugh and Bell, a non-monetary retirement recognition gift. Not all of the above-listed perquisites or personal benefits were provided to each NEO. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred by us for the benefits. For purposes of the Summary Compensation Table, we determine the aggregate incremental cost to us for use of company aircraft using a method that takes into account only the variable operating cost, such as the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees and parking costs. Year over year costs per flight hour increased by 17% in 2012 primarily due to high fuel costs. Since our aircraft are used predominately for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips.

Mr. Conner’s perquisites and personal benefits totaled less than $10,000. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any other NEO, except as follows: (i) $281,922 for use of company aircraft for personal travel, $50,842 for use of company aircraft associated with attendance at outside board meetings, $43,344 for personal use of ground transportation services, $41,164 for tax preparation services, and $31,000 in gift matching donations for Mr. McNerney; (ii) $20,699 for use of company aircraft for personal travel, $9,099 for personal use of ground transportation services, $8,011 for tax preparation services and $5,900 in connection with the employee vehicle purchase program described below for Mr. Smith; (iii) $49,420 for use of company aircraft for personal travel and $95,876 for use of company aircraft associated with attendance at outside board meetings for Mr. Luttig; (iv) $9,297 for use of company aircraft for personal travel and $180,627 for use of company aircraft associated with attendance at outside board meetings for Mr. Muilenburg; (v) $76,785 for use of company aircraft for personal travel and $24,995 in gift matching donations for Mr. Albaugh; and (vi) $20,802 for use of company aircraft for personal travel and $8,590 for use of company aircraft associated with attendance at outside board meetings, $8,147 for personal use of ground transportation services, $8,027 for tax preparation services and $5,400 in connection with the employee vehicle purchase program described below for Mr. Bell.

In connection with discontinuing our executive vehicle program effective April 1, 2012, we offered participating executives the option to purchase the company vehicles that they had been using at a discount of 10% below the vehicle’s fair market value to expeditiously eliminate our expenses related to storing, maintaining and disposing of these vehicles. Messrs. Smith, Muilenburg, Luttig and Bell purchased their used vehicles from us pursuant to this program, and the value of the discount is included in the “Perquisites and Other Personal Benefits” column.

(b)

These amounts represent premiums paid by us for term life insurance for the benefit of the insured executive. The amount for Mr. McNerney includes supplemental life insurance premiums paid pursuant to the terms of his employment agreement.

(c)	There were no tax reimbursements made to NEOs in 2012. Tax gross-ups are not provided to executives except in connection with certain relocation expenses.

(d)	These amounts represent matching contributions allocated by us to the NEO under our qualified and nonqualified retirement plans.

(7)	Mr. Albaugh retired effective October 1, 2012.

(8)	Mr. Bell retired effective April 1, 2012.

CEO Actual Compensation Realized

The supplemental table below, which sets forth our CEO’s actual compensation realized in 2012 and 2011, is not a substitute for the Summary Compensation Table above. “Total Actual Compensation Realized” differs substantially from “Total Compensation” as set forth in the Summary Compensation Table on page 36. The principal differences between the tables are that the table below (i) does not include “Change in Pension Value” or “All Other Compensation” and (ii) reports the value realized on equity compensation during the applicable year in lieu of the grant date fair market value of awards that were granted in that year.

Year	Salary (1)	Annual Incentive Award(2)	Long-Term Incentive Plan Performance Award Payout(3)	Equity Compensation				Total Actual Compensation Realized
				Stock Option Exercises		Stock Award Vesting
2012	$1,930,000	$4,439,000	$6,380,580	$89,664	(4)	$7,241,488	(5)	$20,080,732
2011	$1,930,000	$4,439,000	$4,265,300	—		$1,792,800	(6)	$12,427,100

(1)	Mr. McNerney’s last base salary increase was effective March 1, 2008.

(2)	Company economic profit in 2012 was $1.955B versus a target of $1.321B, resulting in a payout factor of 160%. The 2011 payout factor was also 160%.

(3)	Company economic profit for the 2010-2012 performance period was $6.834B versus a target of $6.143B, resulting in a payout factor of $145 per performance award unit. Company economic profit for the 2009-2011 performance period was $8.119B versus a target of $9.099B, resulting in a payout factor of $68 per performance award unit.

(4)

Represents the value realized upon the exercise of stock options granted in 2002 when Mr. McNerney served solely as a member of our board of directors. These stock options would have expired in 2012 had they not been exercised.

(5)	Represents the value of RSUs granted in 2009 as part of the long-term incentive program that vested in 2012.

(6)	Represents the value of the portion of restricted stock awards granted in 2005 in connection with Mr. McNerney’s employment agreement that vested in 2011.

2012 Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding 2012 annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans. Specifically, the table presents the 2012 grants of annual incentive awards, performance awards, stock options, and RSUs.

Name	Type of Award	Grant Date	Committee Action Date(1)	Number of Units Granted (#)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
					Target ($)	Maximum ($)
W. James McNerney, Jr.	Annual Incentive Award			—	$3,281,000	$4,439,000	—	—	—	—
	Performance Award			50,180	5,018,000	10,036,000	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	222,824	$75.40	$3,763,497
	RSUs	2/27/2012	2/26/2012	—	—	—	49,917	—	—	3,763,492
Gregory D. Smith	Annual Incentive Award			—	508,487	1,016,974	—	—	—	—
	Performance Award			8,125	812,500	1,625,000	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	36,079	75.40	609,374
	RSUs	2/27/2012	2/26/2012	—	—	—	8,082	—	—	609,342
Raymond L. Conner	Annual Incentive Award			—	528,841	1,057,682	—	—	—	—
	Performance Award			3,880	388,000	776,000	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	17,229	75.40	290,998
	RSUs	2/27/2012	2/26/2012	—	—	—	3,860	—	—	291,025
	RSUs	2/27/2012	2/26/2012	—	—	—	10,000	—	—	753,950
	RSUs	12/17/2012	12/16/2012	—	—	—	40,000	—	—	2,963,800
J. Michael Luttig	Annual Incentive Award			—	763,846	1,527,692	—	—	—	—
	Performance Award			10,910	1,091,000	2,182,000	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	48,447	75.40	818,270
	RSUs	2/27/2012	2/26/2012	—	—	—	10,853	—	—	818,262
	RSUs	2/27/2012	2/26/2012	—	—	—	40,000	—	—	3,015,800
Dennis A. Muilenburg	Annual Incentive Award			—	888,941	1,777,882	—	—	—	—
	Performance Award			12,800	1,280,000	2,560,000	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	56,838	75.40	959,994
	RSUs	2/27/2012	2/26/2012	—	—	—	12,733	—	—	960,005
	RSUs	12/17/2012	12/16/2012	—	—	—	60,000	—	—	4,445,700
James F. Albaugh	Annual Incentive Award			—	849,633	1,699,266	—	—	—	—
	Performance Award			17,076	1,707,600	3,415,200	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	75,824	75.40	1,280,667
	RSUs	2/27/2012	2/26/2012	—	—	—	16,986	—	—	1,280,659
James A. Bell	Annual Incentive Award			—	222,801	445,602	—	—	—	—
	Performance Award			15,234	1,523,400	3,046,800	—	—	—	—
	Stock Options	2/27/2012	2/26/2012	—	—	—	—	67,645	75.40	1,142,524
	RSUs	2/27/2012	2/26/2012	—	—	—	15,154	—	—	1,142,536

(1)

Stock option and RSU awards that were approved by the Compensation Committee on Sunday, February 26, 2012 had a grant date of Monday, February 27, 2012, the first trading day following the date of the approval. RSU awards that were approved by the Compensation Committee on Sunday, December 16, 2012 had a grant date of Monday, December 17, 2012, the first trading day following the date of the approval.

(2)	Payouts of annual incentive awards and performance awards may range from $0 to the maximum as described above. Therefore, in accordance with SEC rules, we have omitted the “Threshold” column.

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on Company, business unit (if applicable), and individual performance results, might have been paid to each NEO for 2012 performance. The actual amount paid for 2012 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36. If employment is terminated due to death, disability, layoff or retirement during the year, the executive (or beneficiary) remains eligible under the award and, if the award is earned, will receive a pro-rated payout, based on the number of days employed during the year, at the same time payment is made to other participants. These awards may be deferred at the election of the executive. These awards are described in further detail on page 26.

Performance Awards

The amounts shown for performance awards represent the target and maximum amounts that, depending on performance results, might be paid to each NEO pursuant to performance awards granted in 2012. The performance awards shown are units that pay out based on the achievement of internal financial goals (economic profit) for the three-year period ending December 31, 2014. Individual target awards are based on a multiple of base salary, which is then converted into a number of units. Each unit has an initial value of $100. The amount payable at the end of the three-year performance period may be from $0 to $100 at target and $200 at maximum per unit, depending on our performance against plan for the three-year period. If employment is terminated due to death, disability, layoff or retirement during the performance period, the executive (or beneficiary) remains eligible under the award and, if the award is earned, will receive a pro-rated payout, based on the number of full and partial calendar months employed during the period, at the same time payment is made to other participants. The Compensation Committee has the discretion to pay these awards in cash, stock or a combination of both after the three-year performance period. These awards may be deferred at the election of the executive. Performance awards are described in further detail on page 28.

Stock Options

The amounts shown for stock options represent the number of nonqualified stock options granted to each NEO in 2012, the option exercise price and the grant date fair value of the options determined in accordance with FASB ASC Topic 718. The stock options vest over a period of three years, with 34% vesting on the first anniversary of the grant date and 33% vesting on each of the second and third anniversaries of the grant date. The exercise price per share is the fair market value (average of high and low prices) of Boeing stock on the grant date. The options expire ten years after the grant date. If an executive’s employment is terminated for any reason, the unvested portion of the stock option will not vest and all rights to the unvested portion will terminate completely. Vested options are generally exercisable for 90 days after termination of employment, except for terminations due to death, disability, layoff or retirement, in which case vested options remain exercisable for the earlier of five years from the date of termination or the end of the ten-year term of the option. Stock options are described in further detail on page 28.

Restricted Stock Units (RSUs)

The amounts shown for RSUs represent the number of RSUs awarded to each NEO in 2012 and the grant date fair value of the RSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low stock price on the grant date. RSUs generally vest and settle on a one-for-one basis in shares of stock on the third, or in the case of certain supplemental RSU awards on the fourth, anniversary of the grant date. For RSUs granted annually as part of our long-term incentive program, if an executive terminates employment due to death, disability, layoff or retirement, the executive (or beneficiary) will vest immediately in a pro-rated amount of stock units based on active employment during the performance period. Upon any other type of termination, the RSUs will not vest and all rights to the stock units will terminate completely. RSUs that are granted in order to retain or attract the services of a senior leader, reward exceptional performance, or recognize expanded responsibility (supplemental equity awards) vest in full upon death, disability or layoff, but are forfeited in their entirety if the executive retires prior to the end of the vesting period. Except as described above, the Company does not provide for accelerated vesting of equity awards. Supplemental equity awards were granted to the following NEOs in 2012: Mr. Conner was granted 10,000 RSUs that vest on February 27, 2015 and 40,000 that vest on December 17, 2016; Mr. Luttig was granted 40,000 RSUs, which vest on February 27, 2016; and Mr. Muilenburg was granted 60,000 RSUs that vest on December 17, 2016. RSUs are described in further detail on page 28.

Employment Agreement with Mr. McNerney

We entered into an employment agreement with Mr. McNerney effective July 1, 2005 (which was amended and restated effective January 1, 2008 to conform with Section 409A of the Internal Revenue Code) providing for his employment as President and Chief Executive Officer and for his election as Chairman of the Board of Directors. The initial term of the agreement ended on July 1, 2008, but the term of the agreement automatically extends so that the remaining term is always two years. Either the Board of Directors or Mr. McNerney may give notice that the term will not be extended. The agreement provides for a minimum annual base salary of $1,750,000 and participation in incentive compensation plans and programs that are offered to other senior executives. Mr. McNerney last received a base salary increase on March 1, 2008 from $1,855,000 to $1,930,000. He is eligible to earn a target annual incentive award measured against internal financial goals (economic profit) of at least 170% of base salary, with a maximum annual incentive award of 230% of base salary and a potential reduced annual incentive award for achievements below target in accordance with the annual incentive plan. The employment agreement also provides for a retirement benefit, which is described on page 48 under “Employment Agreement Retirement Benefit.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2012. Market values for outstanding stock awards, which include 2012 grants and prior-year grants, are based on the closing price of Boeing stock on December 31, 2012 (the last trading day of the year) of $75.36. Performance awards, which are not stock-based, are not presented in this table.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Service-Based Equity Awards
Name	Grant Year	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
W. James McNerney, Jr.
Equity Awards	—	—	—	—	—	156,109(2)	$11,764,374
Stock Options	2012	—	222,824(3)	$75.40	2/27/2022	—	—
	2011	64,746	125,686(4)	71.44	2/22/2021	—	—
	2010	140,840	69,370(5)	63.83	2/22/2020	—	—
	2009	282,037	—	35.57	2/23/2019	—	—
	2008	252,000	—	83.93	2/25/2018	—	—
	2007	215,000	—	89.65	2/26/2017	—	—
	2006	261,000	—	74.45	2/27/2016	—	—
	2004	2,400(6)	—	43.12	5/03/2014	—	—
	2003	2,400(6)	—	28.22	4/28/2013	—	—
Gregory D. Smith
Equity Awards	—	—	—	—	—	13,423(7)	1,011,557
Stock Options	2012	—	36,079(8)	$75.40	2/27/2022	—	—
	2011	3,190	6,195(9)	71.44	2/22/2021	—	—
	2010	6,948	3,424(5)	63.83	2/22/2020	—	—
	2009	3,911	—	35.57	2/23/2019	—	—
	2008	20,000	—	81.98	5/30/2018	—	—
Raymond L. Conner
Equity Awards	—	—	—	—	—	86,958(10)	6,553,155
Stock Options	2012	—	17,229(11)	$75.40	2/27/2022	—	—
	2011	4,770	9,261(12)	71.44	2/22/2021	—	—
	2010	10,241	5,046(5)	63.83	2/22/2020	—	—
	2008	10,100	—	83.93	2/25/2018	—	—
	2007	8,700	—	89.65	2/26/2017	—	—
	2006	7,128	—	74.45	2/27/2016	—	—
J. Michael Luttig
Equity Awards	—	—	—	—	—	75,821(13)	5,713,871
Stock Options	2012	—	48,447(14)	$75.40	2/27/2022	—	—
	2011	15,186	29,480(15)	71.44	2/22/2021	—	—
	2010	31,337	15,436(5)	63.83	2/22/2020	—	—
	2009	27,517	—	35.57	2/23/2019	—	—
	2008	18,150	—	84.96	4/28/2018	—	—
	2008	26,000	—	83.93	2/25/2018	—	—
	2007	38,000	—	89.65	2/26/2017	—	—
	2006	47,050	—	88.73	5/11/2016	—	—
Dennis A. Muilenburg
Equity Awards	—	—	—	—	—	103,486(16)	7,798,704
Stock Options	2012	—	56,838(17)	$75.40	2/27/2022	—	—
	2011	13,914	27,010(18)	71.44	2/22/2021	—	—
	2010	23,044	11,351(5)	63.83	2/22/2020	—	—
	2009	4,898	—	35.57	2/23/2019	—	—
	2008	10,100	—	83.93	2/25/2018	—	—
	2007	8,700	—	89.65	2/26/2017	—	—
	2006	10,800	—	74.45	2/27/2016	—	—
James F. Albaugh
Stock Options	2011	23,653	—	$71.44	9/30/2017	—	—
	2010	47,734	—	63.83	9/30/2017	—	—
	2009	82,187	—	35.57	9/30/2017	—	—
	2008	62,000	—	83.93	9/30/2017	—	—
	2007	52,000	—	89.65	2/26/2017	—	—
	2006	66,000	—	74.45	2/27/2016	—	—
James A. Bell
Stock Options	2011	20,999	—	$71.44	3/31/2017	—	—
	2010	42,050	—	63.83	3/31/2017	—	—
	2008	62,000	—	83.93	3/31/2017	—	—
	2007	52,000	—	89.65	2/26/2017	—	—
	2006	66,000	—	74.45	2/27/2016	—	—

(1)	The following table shows the aggregate number and market value of unvested Career Shares, RSUs and Matching Deferred Stock Units (MDSUs) held by each of the NEOs as of December 31, 2012.

	Number of Shares or Units of Stock That Have Not Vested (#)				Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Career Shares (a)	RSUs	MDSUs (b)	Total	Career Shares (a)	RSUs	MDSUs (b)	Total

W. James McNerney, Jr.	—	156,109	—	156,109	—	$11,764,374	—	$11,764,374
Gregory D. Smith	—	13,423	—	13,423	—	1,011,557	—	1,011,557
Raymond L. Conner	8,513	72,252	6,193	86,958	$641,540	5,444,911	$466,704	6,553,155
J. Michael Luttig	—	75,821	—	75,821	—	5,713,871	—	5,713,871
Dennis A. Muilenburg	4,323	92,754	6,409	103,486	325,781	6,989,941	482,982	7,798,704
James F. Albaugh	—	—	—	—	—	—	—	—
James A. Bell	—	—	—	—	—	—	—	—

(a)

Career Shares, which were granted prior to 2006, are stock units that earn dividend equivalents, which accrue in the form of additional Career Shares. Career Shares vest upon termination of employment due to retirement, death, disability or layoff and are paid out in stock upon vesting.

(b)

Under the Matching Deferred Stock Units program, which was discontinued in 2005, if an executive elected to defer certain compensation into Boeing deferred stock units (an unfunded stock unit account), we provided a 25% matching contribution when the awards vested that will be paid out in stock upon termination of employment due to retirement, death, disability or layoff. MDSUs earn dividend equivalents, which accrue in the form of additional MDSUs. MDSUs are paid under our Deferred Compensation Plan for Employees, which is described in further detail under 2012 Nonqualified Deferred Compensation beginning on page 48.

(2)	Reflects (a) 55,322 RSUs that vested on February 22, 2013; (b) 49,943 RSUs that vest on February 22, 2014; and (c) 50,844 RSUs that vest on February 27, 2015.

(3)	Reflects (a) 75,760 options that vested on February 27, 2013; (b) 73,531 options that vest on February 27, 2014; and (c) 73,533 options that vest on February 27, 2015.

(4)	Reflects (a) 62,842 options that vested on February 22, 2013; and (b) 62,844 options that vest on February 22, 2014.

(5)	Reflects options that vested on February 22, 2013.

(6)	Reflects options received for service as a nonemployee director.

(7)	Reflects (a) 2,729 RSUs that vested on February 22, 2013; (b) 2,462 RSUs that vest on February 22, 2014; and (c) 8,232 RSUs that vest on February 27, 2015.

(8)	Reflects (a) 12,266 options that vested on February 27, 2013; (b) 11,906 options that vest on February 27, 2014; and (c) 11,907 options that vest on February 27, 2015.

(9)	Reflects (a) 3,097 options that vested on February 22, 2013; and (b) 3,098 options that vest on February 22, 2014.

(10)

Reflects (a) 8,513 Career Shares and 6,193 MDSUs that vest as described in footnote (1) above; (b) 4,023 RSUs that vested on February 22, 2013; (c) 14,111 RSUs that vest on February 22, 2014; (d) 14,118 RSUs that vest on February 27, 2015; and (e) 40,000 RSUs that vest on December 17, 2016.

(11)	Reflects (a) 5,857 options that vested on February 27, 2013; (b) 5,685 options that vest on February 27, 2014; and (c) 5,687 options that vest on February 27, 2015.

(12)	Reflects (a) 4,630 options that vested on February 22, 2013; and (b) 4,631 options that vest on February 22, 2014.

(13)

Reflects (a) 12,310 RSUs that vested on February 22, 2013; (b) 11,714 RSUs that vest on February 22, 2014; (c) 11,054 RSUs that vest on February 27, 2015; and (d) 40,743 RSUs that vest on February 27, 2016.

(14)	Reflects (a) 16,471 options that vested on February 27, 2013; (b) 15,987 options that vest on February 27, 2014; and (c) 15,989 options that vest on February 27, 2015.

(15)	Reflects (a) 14,739 options that vested on February 22, 2013; and (b) 14,741 options that vest on February 22, 2014.

(16)

Reflects (a) 4,323 Career Shares and 6,409 MDSUs that vest as described in footnote (1) above; (b) 9,052 RSUs that vested on February 22, 2013; (c) 10,733 RSUs that vest on February 22, 2014; (d) 12,969 RSUs that vest on February 27, 2015; and (e) 60,000 RSUs that vest on December 17, 2016.

(17)	Reflects (a) 19,324 options that vested on February 27, 2013; (b) 18,756 options that vest on February 27, 2014; and (c) 18,758 options that vest on February 27, 2015.

(18)	Reflects (a) 13,504 options that vested on February 22, 2013; and (b) 13,506 options that vest on February 22, 2014.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2012.

	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
W. James McNerney, Jr.	3,000	$89,664	95,484		$7,241,488
Gregory D. Smith	—	—	6,838		502,781
Raymond L. Conner	4,720	191,580	4,841		367,121
J. Michael Luttig	—	—	35,774		2,713,084
Dennis A. Muilenburg	9,940	395,655	5,024		381,001
James F. Albaugh	—	—	107,534	(3)	7,702,799
James A. Bell	71,349	2,789,724	53,781	(4)	4,047,895

(1)

Consists of time-based vesting of RSUs plus, in the case of Messrs. Albaugh and Bell, vesting of Career Shares, MDSUs and RSUs in connection with the NEO’s retirement. Includes shares withheld for payment of applicable taxes associated with the vesting.

(2)

Value realized upon vesting of RSUs and MDSUs is calculated based on the average of the high and low sales prices on the date of vesting. Value realized upon vesting of Career Shares is calculated based on the closing price of Boeing stock on the date of vesting.

(3)

Consists of 27,824 RSUs that vested during Mr. Albaugh’s employment, as well as 28,968 RSUs, 25,561 Career Shares and 25,181 MDSUs that vested in connection with his retirement. Because Mr. Albaugh qualifies as a “specified employee” for purposes of Internal Revenue Code Section 409A, the 79,710 shares that vested upon his retirement on October 1, 2012 will not be distributed until six months after that date.

(4)

Consists of 24,155 RSUs that vested during Mr. Bell’s employment, as well as 17,425 RSUs and 12,201 Career Shares that vested in connection with his retirement. Because Mr. Bell qualified as a “specified employee” for purposes of Internal Revenue Code Section 409A, the 29,626 shares that vested upon his retirement on April 1, 2012 were not distributed until six months after that date.

2012 Pension Benefits

The following table provides information as of December 31, 2012 (the pension measurement date for purposes of our 2012 audited financial statements) for each of our NEOs regarding the actuarial present value of the officer’s total accumulated benefit under each of our applicable defined benefit plans, the Pension Value Plan, the Supplemental Executive Retirement Plan (SERP), and the Boeing Toronto Supplemental Executive Retirement Income Plan (Toronto SERIP). Benefits under the SERP and the Toronto SERIP are payable only in the form of a monthly annuity. For Mr. McNerney, the table also includes the actuarial present value of his retirement benefit under his employment agreement in the form of a 15-year certain annuity. For Mr. Luttig, the table also includes the actuarial present value of his retirement benefit under his supplemental pension agreement in the form of a lump sum. For Mr. Smith, the table also includes the actuarial present value of his retirement benefit under the Toronto SERIP. The actuarial values were determined using interest rate and mortality rate assumptions consistent with those used in our 2012 audited financial statements.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
W. James McNerney, Jr.	Pension Value Plan	7.51	$299,918	$0
	SERP	7.51	8,456,275	0
	Employment Agreement	7.00	34,154,581	0
Gregory D. Smith	Pension Value Plan	10.01	261,153	0
	SERP	10.01	211,677	0
	Toronto SERIP	9.52	239,994	0
Raymond L. Conner	Pension Value Plan	34.57	1,037,299	0
	SERP	34.57	3,920,855	0
J. Michael Luttig	Pension Value Plan	6.64	280,287	0
	SERP	6.64	1,791,786	0
	Supplemental Pension Agreement	6.64	2,637,541	0
Dennis A. Muilenburg	Pension Value Plan	27.00	670,418	0
	SERP	27.00	3,571,987	0
James F. Albaugh	Pension Value Plan	28.41	1,777,182	25,929
	SERP	28.41	12,141,006	0
James A. Bell	Pension Value Plan	41.00	2,191,431	95,484
	SERP	41.00	10,638,119	463,521

(1)

Credited service for purposes of calculating benefits under the Pension Value Plan and the SERP (called “benefit service” under the plans) is counted in the same manner and determined pursuant to such plans uniformly for all plan participants. Credited service for purposes of calculating benefits under the Toronto SERIP is counted in the same manner for all participants in the Pension Plan for Salaried Employees of Boeing Toronto, LTD (Toronto Salaried Plan). The years of company service for each NEO for the Pension Value Plan and SERP are as follows: Mr. McNerney, seven years; Mr. Bell, 40 years; Mr. Albaugh, 37 years; Mr. Luttig, six years; Mr. Smith 22 years; Mr. Conner 34 years; and Mr. Muilenburg, 26 years. The credited service is slightly higher than years of company service for each officer (except Mr. Albaugh and Mr. Smith) for reasons such as service counting methods and the transition of benefits from our Employee Retirement Plan to the Pension Value Plan, which provided up to one year of additional credited service. Mr. Albaugh’s credited service is less than his years of company service because for part of his company service he, in connection with a government contract, participated in a pension plan that is not currently sponsored by us. Mr. Smith’s credited service under the Pension Value Plan and the SERP is less than his years of company service because he earned benefits in a Canadian subsidiary pension plan for part of his company service. Part of that service was in the Toronto Salaried Plan and the Toronto SERIP and is reflected in the service above. Part of that service was in the Boeing Toronto, LTD. Non-Contributory Pension Plan for Hourly Employees of the National Automobile Aerospace Transportation and General Works Union of Canada Local 1967 (CAW-Canada Local 1967 Plan) and that service is not reflected in the table above. The Toronto Salaried Plan and the CAW-Canada Local 1967 Plans have been terminated and benefits have been cashed out; however, Mr. Smith retains a Toronto SERIP benefit. Under the terms of Mr. McNerney’s employment agreement retirement benefit, described below, his years of credited service are counted from January 1, 2006. Under the terms of Mr. Luttig’s supplemental pension agreement, described below, he became vested in a supplemental retirement benefit after three years of service with us. Granting extra years of credited service under the SERP requires the approval of the Compensation Committee.

(2)

The amounts reported in this column for each officer were calculated assuming no future service or compensation increases. Present values were calculated assuming no pre-retirement mortality or termination. The values under the Pension Value Plan, the SERP, and the Toronto SERIP are the actuarial present values as of December 31, 2012 of the benefits earned as of that date and payable at age 65 for the Pension Value Plan, age 62 (or current age, if older) for the SERP, and age 55 for the Toronto SERIP. The discount assumption is 3.9% for both the Pension Value Plan and the SERP. The discount assumption is 4.1% for the Toronto SERIP. The post-retirement mortality assumption of the Pension Value Plan and SERP is the Internal Revenue Service specified generational mortality for funding purposes. The post-retirement mortality assumption for the Toronto SERIP is UP 1994 fully generational. The value set forth for Mr. McNerney’s employment agreement retirement benefit is a 15-year certain annuity equal in value to one that could have commenced at age 62, and the value set forth for Mr. Luttig’s supplemental pension agreement retirement benefit is a lump sum payable at age 65. The Pension Benefit Guaranty Corporation interest rate used to convert Mr. McNerney’s benefit to a 15-year certain annuity is 0.75%. Both Mr. McNerney’s 15-year certain annuity and Mr. Luttig’s lump sum are discounted with the same interest rate used for the SERP. If the officer has retired, the value reflects the form of benefit and the benefits that have and will be received as of December 31, 2012.

In order to determine changes in pension values for the Summary Compensation Table on page 36, the values of the Pension Value Plan, the SERP, the Toronto SERIP, Mr. McNerney’s employment agreement retirement benefit and Mr. Luttig’s supplemental pension agreement retirement benefit were also calculated as of December 31, 2011 for the benefits earned as of that date. The discount assumption used for the Pension Value Plan, the SERP, Mr. McNerney’s employment agreement retirement benefit and Mr. Luttig’s supplemental pension agreement retirement benefit was 4.50%, which was the assumption used for financial reporting purposes for 2011. The discount assumption rate used for the Toronto SERIP was 3.9%, which was the assumption used for financial reporting purposes for 2011. The Pension Benefit Guaranty Corporation interest rate used to convert Mr. McNerney’s benefit to a 15-year certain annuity as of December 31, 2011 was 1.25%. Other assumptions used to determine the value as of December 31, 2011 were the same as those used for December 31, 2012. The assumptions reflected in this footnote are the same as the ones used for the Pension Value Plan, the SERP, and the Toronto SERIP for financial reporting purposes.

For all participants in the Pension Value Plan and the SERP, the life annuity is the normal form of payment for unmarried participants, and a 50% joint and survivor benefit is the normal form of payment for those who are married at the time of benefit commencement; alternative annuity forms may also be available. The normal form of payment for those married in the Toronto SERIP is a 60% joint and survivor and other forms are available. The benefits shown in the table are not subject to any deduction for Social Security benefits.

Pension Value Plan

Under the Pension Value Plan, each year a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s annual base salary and annual incentive compensation depending on the participant’s age, ranging from 3% for those younger than age 30 to 11% for those age 50 and older. Each of the NEOs, except Messrs. Smith and Muilenburg is older than age 50. Messrs. Smith and Muilenburg receive a credit of 9% which is the same rate received by all other participants in the plan who are between age 45 and 49. Each participant’s account also receives interest credits based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may be no lower than 5.25% or higher than 10%. Benefits are earned after one year of service, which is retroactively credited upon completion. Benefits generally vest after three years of service or, if earlier, when a participant reaches age 62. When a participant retires, the amount credited to the participant’s account is converted into an annuity by dividing the account balance by a fixed factor of 11 in order to determine the annual benefit for employees retiring from active employment. If a participant terminates employment with a vested benefit before becoming eligible for retirement, annuity benefits can begin on or after age 55. However, the factor used to determine the annuity is 0.4 higher (and therefore the benefit is lower) for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11. Benefits under the Pension Value Plan are pre-funded and are paid out of the assets of the plan.

In addition, certain benefits earned by participants under prior retirement plans of Boeing calculated as of December 31, 1998 were transferred to the Pension Value Plan when it became effective as of January 1, 1999. Certain benefits earned by participants under prior retirement plans of Boeing North American were also transferred as of July 1, 1999. These benefits will increase each year at the same rate the participant’s salary increases, and the benefits retain early retirement subsidies. At retirement, participants will receive these benefits in addition to the Pension Value Plan annuity described above.

Supplemental Executive Retirement Plan

In addition to the pension benefit under the Pension Value Plan, NEOs may also receive a pension benefit under the SERP, which is a nonqualified defined benefit plan. For those employees whose benefit under the Pension Value Plan is limited by applicable federal tax laws and regulations, the SERP provides an excess benefit equal to additional amounts the Pension Value Plan would have paid absent limitation by applicable federal tax laws and regulations. For executives hired before January 1, 2008, the SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits received under the Pension Value Plan. The Compensation Committee amended the SERP to eliminate the supplemental target benefit for employees hired or rehired between January 1, 2008 and December 31, 2008. For these employees, which includes Mr. Smith, the SERP will provide only an excess benefit. For employees hired or rehired on or after January 1, 2009, the Pension Value Plan and the SERP have been replaced with an enhanced defined contribution plan. Benefits under the SERP are not pre-funded and are paid out of our general assets.

Under the SERP, credited service is the same as the credited service recognized under the Pension Value Plan. Supplemental pension benefits are based on years of Pension Value Plan credited service times 1.6% of average annual compensation for the five consecutive years of employment with the highest base compensation and the five consecutive years of employment with the highest incentive awards. For the NEOs, this typically has been the average annual compensation over the last five years of employment. Compensation includes annual base salary plus annual incentive compensation and does not include any other forms of remuneration. The supplemental target benefit formula is limited to 100% of a participant’s annual base salary at termination and is reduced by the amount of qualified benefits received under the Pension Value Plan. Supplemental pension benefits vest at the later of being vested in the Pension Value Plan or 36 consecutive months on the executive payroll. The SERP benefits are subject to forfeiture if the executive leaves the Company to work in a capacity that is determined to be in competition with a significant aspect of our business, or commits one of a number of felonies against us or our interests. SERP benefits accrued after 2007 are also subject to forfeiture if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or if the executive disparages us, our products or our employees.

Toronto SERIP

For participants in the Toronto Salaried Plan, the Toronto SERIP provides an excess benefit equal to the additional amounts the Toronto Salaried Plan would have paid absent limitations by applicable Canadian laws and regulations. The Toronto Salaried Plan benefits are based on years of credited service thereunder times 1.5% of the average monthly earnings integrated with the Canada Pension Plan based on the Year’s Maximum Pensionable Earnings (YMPE). Benefits in the Toronto SERIP vest after two years of continuous service.

Early Retirement

Pension benefits generally are reduced for early retirement by a certain percentage from the amount that would have been paid upon benefit commencement at normal retirement age. This is to account for early commencement of the benefit, which results in additional years of benefit payment. The Pension Value Plan has early retirement eligibility provisions and early retirement reduction factors that apply in the same manner to executives (including the NEOs) and to other employees. This section describes those provisions and factors that apply to the NEOs based on their age and years of service and the applicable provisions of prior plans.

For early retirement (prior to age 65), the Pension Value Plan benefit is based on the balance as of that early retirement age and does not reflect the future interest credits that would have been earned through age 65. The Pension Value Plan benefits earned under prior Boeing plans by Messrs. Conner and Muilenburg would be reduced 2% for each year prior to age 60 that they retire. The Pension Value Plan benefits earned under prior Boeing plans and prior Boeing North American plans by Messrs. Albaugh and Bell are unreduced since they are over age 60. Under the SERP, the supplemental target benefit would be reduced 3% for each year the employee retires prior to age 62 and 6% for each year the benefit commences prior to age 65 if the employee terminates employment prior to being eligible for retirement; otherwise, payments and benefits for early retirement are calculated the same as normal retirement benefits, as described above. The Toronto SERIP is reduced by the lesser of 2.5% per point before attaining 85 points (based on age plus years of service), 2.5% per year before attaining age 65 or 6.0% per year before attaining age 62.

Messrs. McNerney, Conner, Albaugh and Bell are eligible for early retirement benefits under the Pension Value Plan and the SERP based on being at least age 55 with ten years of vesting service or at least age 62 with one year of service at termination. Mr. Luttig is not currently eligible for early retirement; however, he is eligible to commence receiving vested benefits as can other vested employees who are at least age 55. Neither Mr. Muilenburg nor Mr. Smith is currently eligible for early retirement nor can they commence benefits since they are under age 55. Vesting service is the service used under the Pension Value Plan and the SERP to determine eligibility for benefits, including eligibility for early retirement benefits. Continuous service is used for eligibility for benefits under the Toronto SERIP.

Estimated SERP benefits and early Toronto SERIP benefits that could be paid as a result of various terminations as of December 31, 2012 are shown under Table II—Estimated Potential Annual Supplemental Executive Retirement Plan Payments Upon Termination on page 54.

Employment Agreement Retirement Benefit

Mr. McNerney’s employment agreement requires us to provide Mr. McNerney a supplemental retirement benefit designed to compensate him for benefits provided by his former employer that he forfeited. Pursuant to the agreement, he has a “target benefit” calculated as a straight-life annuity commencing at age 62 payable from Boeing (including qualified pension benefits, nonqualified pension benefits and the employment agreement) that is offset by pension benefits payable by his previous employers, 3M and General Electric. This target benefit is 50% of Mr. McNerney’s highest average annual compensation (annual base salary plus annual incentive compensation). The average annual compensation is the highest three years out of ten including compensation at prior employers. For service accrued through December 31, 2012, the target benefit (before reduction for other provided pension benefits) was $3,184,500 per year. The present value of the accumulated benefit was payable as a 15-year certain annuity (assuming it is equal in value to the defined annuity commencing at age 62 using the Pension Benefit Guaranty Corporation interest and UP 84 mortality rates) on the assumed date of December 31, 2012. The supplemental retirement benefit is fully vested.

Supplemental Pension Agreement Retirement Benefit

Pursuant to a supplemental pension agreement between us and Mr. Luttig, Mr. Luttig will be paid a lump sum at the earlier of termination or age 65 or such later date as required by Section 409A of the Internal Revenue Code. The lump sum is the equivalent of a 20-year certain and continuous annuity of $225,000 per year that commences at age 65. The value of the lump sum is based on the same interest and mortality assumptions that are used for lump-sum payments in the Pension Value Plan. The benefit became fully vested in May 2009.

2012 Nonqualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan for Employees is a nonqualified, unfunded defined contribution plan under which eligible executives may defer up to 50% of base salary, 100% of annual incentive awards and 100% of performance awards.

Deferred compensation investment elections available under the Deferred Compensation Plan include an interest-bearing account, a Boeing Stock Fund account and 21 other notional investment funds that track those available to employees under the Voluntary Investment Plan (a 401(k) plan). The interest-bearing account is credited with interest daily during the calendar year at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of 1 percent. The rate was 4.75% for 2012 and is 3.75% for 2013. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Deferred Compensation Plan restrictions that limit the transfer of funds into or out of Boeing stock.

Executives choose how and when to receive payments under the Deferred Compensation Plan. Executives may elect either a lump-sum payment or annual payments over two to 15 years. Annual payments are calculated based on the number of years of remaining payments. Payments to an executive under the Deferred Compensation Plan begin on the later of (a) the January following the age the executive elected or (b) the January after the executive separates from service with us, as defined in the Deferred Compensation Plan (generally, when the executive’s employment with us ends).

Supplemental Benefit Plan

Our Supplemental Benefit Plan is a nonqualified, unfunded defined contribution plan that is intended to supplement the retirement benefits of eligible executives to the extent that their benefits under our 401(k) plan are curtailed by legislation limiting contributions to the 401(k) plan and the earnings that may be considered in computing benefits under the 401(k) plan. The Internal Revenue Code currently caps certain contributions to an executive’s 401(k) plan accounts, such as company matching contributions, before-tax contributions made by us at the request of the participating executive and executive after-tax contributions. The Internal Revenue Code also caps the amount of compensation that may be considered when determining an executive’s retirement benefits under our 401(k) plan. The Supplemental Benefit Plan is therefore intended to pay, out of our general assets, an amount substantially equal to the difference between the amount actually allocated to an eligible executive’s account under our 401(k) plan and the amount that, in the absence of such limiting legislation, would have been allocated to the executive’s account as before-tax contributions plus our matching contributions.

Deferred compensation investment elections available under the Supplemental Benefit Plan include an interest-bearing account, a Boeing Stock Fund account and 21 other notional investment funds that track those available to employees under the Voluntary Investment Plan (a 401(k) plan). The interest-bearing account is credited with interest monthly during the calendar year at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of 1 percent. The rate was 4.75% for 2012 and is 3.75% for 2013. All investment funds are valued daily, and executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Supplemental Benefit Plan restrictions that limit the transfer of funds into or out of Boeing stock.

Payments to an executive under the Supplemental Benefit Plan (which will be either one lump-sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (a) the January following the age the executive elected or (b) the January after the executive separates from service with us, as defined in the Supplemental Benefit Plan (generally, when the executive’s employment with us ends). Annual payments are calculated based on the number of years of remaining payments.

The Compensation Committee amended the Supplemental Benefit Plan effective January 1, 2009 to provide additional retirement benefits to certain executives hired or rehired on or after January 1, 2009 who are not eligible to participate in our Pension Value Plan or SERP.

2012 Deferred Compensation Table

The following table provides information for each of our NEOs regarding aggregate officer and company contributions, aggregate earnings for 2012 and year-end account balances under the Deferred Compensation Plan, the Supplemental Benefit Plan, and other nonqualified deferred compensation arrangements described below. As of December 31, 2012, Messrs. McNerney and Smith had not elected to participate in the Deferred Compensation Plan. Messrs. Albaugh and Bell retired on October 1, 2012 and April 1, 2012, respectively.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
W. James McNerney, Jr.(6)	Supplemental Benefit Plan	$134,400	$100,800	$129,129	$0	$1,917,976
	Deferred Compensation Plan for Directors	0	0	52,210	0	1,044,476
Gregory D. Smith	Supplemental Benefit Plan	53,481	21,392	3,315	0	124,850
Raymond L. Conner	Deferred Compensation Plan	0	0	137,423	0	3,047,677
	Supplemental Benefit Plan	0	0	3,838	0	82,653
J. Michael Luttig	Deferred Compensation Plan	630,496	0	142,569	0	1,455,804
	Supplemental Benefit Plan	44,218	33,163	23,765	0	562,541
Dennis A. Muilenburg	Deferred Compensation Plan	0	0	187,850	0	2,471,088
	Supplemental Benefit Plan	69,195	41,517	32,689	0	320,376
James F. Albaugh(7)	Deferred Compensation Plan	0	0	1,664,769	0	27,042,751
	Supplemental Benefit Plan	45,301	33,976	75,690	0	1,671,295
	Special Retention Deferral	0	0	15,916	374,828	0
James A. Bell	Supplemental Benefit Plan	955	716	38,459	0	828,796
(1)	Amounts reflect elective deferrals of salary and performance awards.

(2)	Amounts reflect Company matches under the Supplemental Benefit Plan.

(3)

Amounts reflect dividends on deferred stock units and changes in the market value of the underlying stock, interest credited on interest account holdings and change in value of other investment holdings.

(4)	Amounts reflect distributions made in 2012.

(5)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. Of the amounts in this column, the following amounts were also included in the Total Compensation column of the Summary Compensation Table for 2012, 2011, and 2010:

Name	Plan Name	Reported for 2012 ($)	Reported for 2011 ($)	Reported for 2010 ($)	Total ($)
W. James McNerney, Jr.	Supplemental Benefit Plan	$235,200	$235,900	$235,900	$707,000
Gregory D. Smith	Supplemental Benefit Plan	74,873	—	—	74,873
Raymond L. Conner	Supplemental Benefit Plan	—	—	—	—
J. Michael Luttig	Deferred Compensation Plan	—	630,496	—	630,496
	Supplemental Benefit Plan	77,381	74,374	72,049	223,804
Dennis A. Muilenburg	Supplemental Benefit Plan	110,712	94,646	—	205,358
James F. Albaugh	Supplemental Benefit Plan	79,277	105,637	102,237	287,151
James A. Bell	Supplemental Benefit Plan	1,671	90,423	86,736	178,830

(6)

Amounts for Mr. McNerney include earnings of $52,210 and a balance of $1,044,476 in the Deferred Compensation Plan for Directors resulting from deferrals made when Mr. McNerney served as a nonemployee director from 2001 through July 1, 2005. The Deferred Compensation Plan for Directors is described in more detail in “Director Compensation—Deferred Compensation” on page 16.

(7)

Amounts for Mr. Albaugh include earnings of $15,916 and a distribution of $374,828 in a Special Retention Deferral account resulting from a special retention award that Mr. Albaugh received in 1998 for remaining with us after our acquisition in 1996 of certain Rockwell International aerospace and defense businesses.

Potential Payments upon Termination or Change-in-Control

Table I below, captioned “Estimated Potential Incremental Payments Upon Termination,” sets forth the estimated amount of incremental compensation payable to each of the NEOs upon termination of the officer’s employment in the event of (1) a termination by us without cause or by the officer for good reason in connection with a change-in-control; (2) layoff; (3) retirement; (4) disability; or (5) death. The amounts shown assume that the termination was effective as of December 31, 2012 and that the price of Boeing stock as of termination was the closing price of $75.36 on December 31, 2012. The actual amounts to be paid can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods. Except as set forth below pursuant to Mr. McNerney’s employment agreement, we do not provide any benefits to NEOs upon the occurrence of a change-in-control.

In the event of termination due to layoff, retirement, death or disability, the NEO will receive the estimated incremental benefits reflected in Table I as a result of the following:

•	Distribution of shares of Boeing stock represented by Career Shares;

•

Pro rata vesting of RSUs granted under the long-term incentive program based on the number of full and partial calendar months of active employment during the three-year performance period (beginning with the first full calendar month after the grant date);

•

Continued eligibility for performance awards, which will be paid pro rata to the extent earned after the end of the three-year performance period based on the number of full and partial calendar months of active employment during the relevant performance periods. The performance awards earned and paid for 2010-2012 performance, which are reported in the Summary Compensation Table on page 36, are not included in Table I because as of December 31, 2012, the amounts had been earned;

•

Pro rata payment of annual incentive awards, which will be paid in the year following termination to the extent earned based on the number of days employed during the year. The annual incentive awards earned and paid for 2012 performance, which are reported in the Summary Compensation Table on page 36, are not included in Table I because as of December 31, 2012, the amounts had been earned; and

•	Continued eligibility for tax preparation services through the calendar year following year of termination.

In the event of the disability or death of a NEO, the officer will receive benefits under our disability plan available generally to all salaried employees or our executive life insurance plan. The disability insurance amounts are not reflected in Table I. Our executive officers are eligible for a life insurance benefit that is equal to three times base salary up to $3.5 million. Mr. McNerney also is eligible for a supplemental life insurance benefit pursuant to his employment agreement. The life insurance benefits are reflected in Table I.

Executive Layoff Benefit Plan

Our NEOs are eligible to participate in the Boeing Executive Layoff Benefit Plan (the “Layoff Plan”), which is an ongoing layoff benefits program for all executives who are laid off and who do not become employed elsewhere within the Company. If a layoff occurs because of a merger, sale, spin-off, reorganization or similar transfer of assets or stock, or because of a change in the operator of a facility or a party to a contract or an outsourcing of work, the executive is eligible for benefits under the Layoff Plan unless the executive either (1) continues in equivalent employment in the case of a stock sale or similar transaction or (2) rejects an offer of equivalent employment with the new employer. “Equivalent employment” means employment that is at no less than 90% of the executive’s prior base salary and target incentive compensation and is located within 70 miles of the executive’s pre-layoff work location.

Eligible participants under the Layoff Plan receive a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company performance score (and business unit score, as applicable) for the year in which the layoff occurs, minus, if applicable, the total of all payments made, or to be made, pursuant to any individual employment, separation or severance agreement. Amounts payable under the Layoff Plan are included in Table I. The Layoff Plan does not provide tax gross-ups.

Executives who are terminated due to layoff are also eligible for certain health and welfare benefits paid by us through the end of the month of layoff and outplacement services. In addition, any supplemental grants of RSUs, which are described under the heading “Supplemental Equity Awards” on page 29 will vest in full upon layoff.

Potential Payments Pursuant to Mr. McNerney’s Employment Agreement

Mr. McNerney’s employment agreement provides for the following termination benefits.

Upon termination by us without cause or by Mr. McNerney for good reason, Mr. McNerney will receive supplemental retirement benefits accrued to date, with additional credit for severance (including payments under the Executive Layoff Benefit Plan) and related service for purposes of his employment agreement retirement benefit.

Upon a termination of employment by us without cause or by Mr. McNerney for good reason in contemplation of or within two years after a change-in-control (a so-called “double-trigger”), Mr. McNerney will receive the following severance payments: (1) supplemental retirement benefit accrued to date, with additional credit for severance and related service for purposes of his employment agreement retirement benefit; and (2) severance and any medical benefit continuation provided in accordance with any company plan, but no less than the sum of (a) three times the sum of Mr. McNerney’s base salary and his then-current target bonus (annual incentive) amount; (b) a lump-sum cash payment equal to the product of 36 multiplied by the premium amount charged by us in providing continued medical benefit coverage under COBRA; and (c) a pro rata bonus (annual incentive) for the termination year based on actual performance for the year.

Mr. McNerney’s agreement does not provide for tax gross-ups.

Effective in July 2010, Mr. McNerney became “retiree eligible” under all welfare benefit, equity and other incentive plans and programs applicable to our senior executives. During the term of the employment agreement, we will provide Mr. McNerney with universal life insurance with a death benefit of at least $16,400,000, at a premium level not to exceed $262,937 annually. Under Mr. McNerney’s employment agreement, a “change-in-control” is the first to occur of any of the following events: (1) any person becomes the beneficial owner of more than 30% of the outstanding securities of Boeing; (2) the incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease for any reason to constitute at least a majority of the Board of Directors; (3) consummation of a reorganization, merger, consolidation, sale or other disposition of at least 80% of the assets of the Company, unless the beneficial shareholders of the Company immediately prior to the transaction retain at least 50% of the combined voting power of the outstanding shares entitled to vote on director elections; or (4) approval by shareholders of a complete liquidation or dissolution of the company.

“Good reason” is defined in the agreement to include: (1) any material adverse change in Mr. McNerney’s status, responsibilities or perquisites; (2) any diminution in his titles; (3) any failure to nominate or elect him as Chief Executive Officer, Chairman of the Board or a director; (4) causing or requiring him to report to anyone other than the Board; (5) assigning to him duties materially inconsistent with his positions and duties described in the agreement or giving a notice terminating the renewal feature of the agreement; (6) our failure to assign the agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the agreement; or (7) requiring him to be principally based at any office or location more than 30 miles from our current corporate offices in Chicago, Illinois.

“Cause” is defined in the agreement to include: (1) conviction of a felony, or a misdemeanor (excluding a petty offense) involving fraud, dishonesty or moral turpitude; (2) a material breach of the agreement that is not cured within ten days after receiving notice from the Board; (3) willful or intentional material misconduct in the performance of the duties under the agreement, including a material breach of our Code of Conduct that is willful or intentional material misconduct; or (4) willful or intentional failure to comply materially with a specific, written direction of the Board that is consistent with normal business practice, not inconsistent with the agreement and not unlawful or unethical. Cause does not include bad judgment, negligence or any act or omission believed to be in good faith or to have been in or not opposed to the interest of the Company.

Mr. McNerney’s employment agreement provides him with a supplemental retirement benefit if his employment terminates or upon an earlier change-in-control. If such an event had occurred on December 31, 2012, he (or his beneficiary) would have been entitled to 15 annual payments (calculated based on the annuity conversion basis set forth in his employment agreement) of $2,992,661.

Potential Payments Pursuant to Mr. Luttig’s Supplemental Pension Agreement

As described on page 48, Mr. Luttig’s supplemental pension agreement provides for a retirement benefit if his employment terminates. If Mr. Luttig’s employment had terminated on December 31, 2012, he (or his beneficiary) would have been entitled to a lump-sum retirement benefit of $2,717,616, payable as of July 1, 2013.

Estimated Potential Payments Presented in Table I

Table I below presents estimated incremental compensation payable to each of our NEOs as described above. The estimated incremental compensation is presented in the following benefit categories:

•

Cash severance: reflects cash severance (1) in the case of layoff, pursuant to the Executive Layoff Benefit Plan and (2) in the case of a termination without cause or for good reason in connection with a change-in-control, pursuant to Mr. McNerney’s employment agreement;

•	Service-based equity awards: market value, as of December 31, 2012, of (1) Career Shares that would be distributed and (2) unvested RSUs that would vest;

•	Performance awards: value of portions of the 2011-2013 and 2012-2014 performance awards that would be payable, assuming target Company performance;

•	Cash payment for medical coverage: estimated value of lump-sum payment for continued medical coverage under COBRA pursuant to the terms of Mr. McNerney’s employment agreement;

•	Life insurance death benefit: value of the executive’s life insurance payable following death;

•	Tax preparation: estimated value of continuation of this benefit; and

•	Outplacement services: estimated potential value of this service.

In addition to the items described above, NEOs are entitled to receive amounts earned during the term of employment. These amounts, which are not included in Table I, include: amounts contributed under our qualified and nonqualified deferred compensation plans; vested retirement benefits; performance awards earned and paid for 2010-2012 performance; and annual incentive awards earned and paid for 2012 performance.

Table I: Estimated Potential Incremental Payments Upon Termination

Name and Benefits	Termination in Connection with a Change-in-Control(1)	Layoff	Retirement		Disability	Death
W. James McNerney, Jr.
Cash Severance	$15,633,000	$7,179,600	$0		$0	$0
Service-Based Equity Awards	7,301,836	7,301,836	7,301,836		7,301,836	7,301,836
Performance Awards	4,712,800	4,712,800	4,712,800		4,712,800	4,712,800
Cash Payment for Medical Coverage	60,000	0	0		0	0
Life Insurance Death Benefit	0	0	0		0	17,544,417
Tax Preparation Services	41,164	41,164	41,164		41,164	41,164
Outplacement Services	10,000	10,000	0		0	0
Total Estimated Incremental Value	27,758,800	19,245,400	12,055,800		12,055,800	29,600,217
Gregory D. Smith
Cash Severance	0	1,492,464	0		0	0
Service-Based Equity Awards	0	479,962	0		479,962	479,962
Performance Awards	0	420,633	0		420,633	420,633
Life Insurance Death Benefit	0	0	0		0	1,897,200
Tax Preparation Services	0	8,011	0		8,011	8,011
Outplacement Services	0	10,000	0		0	0
Total Estimated Incremental Value	0	2,411,070	0		908,606	2,805,806
Raymond L. Conner
Cash Severance	0	1,745,625	0		0	0
Service-Based Equity Awards	0	5,747,749	1,179,660		5,747,749	5,747,749
Performance Awards	0	353,333	353,333		353,333	353,333
Life Insurance Death Benefit	0	0	0		0	2,250,000
Tax Preparation Services	0	570	570		570	570
Outplacement Services	0	10,000	0		0	0
Total Estimated Incremental Value	0	7,857,277	1,533,563		6,101,652	8,351,652
J. Michael Luttig
Cash Severance	0	2,040,192	0		0	0
Service-Based Equity Awards	0	4,717,386	0		4,717,386	4,717,386
Performance Awards	0	1,076,733	0		1,076,733	1,076,733
Life Insurance Death Benefit	0	0	0		0	2,428,800
Tax Preparation Services	0	8,044	0		8,044	8,044
Outplacement Services	0	10,000	0		0	0
Total Estimated Incremental Value	0	7,852,355	0		5,802,163	8,230,963
Dennis A. Muilenburg
Cash Severance	0	2,358,460	0		0	0
Service-Based Equity Awards	0	6,257,404	0		6,257,404	6,257,404
Performance Awards	0	1,080,000	0		1,080,000	1,080,000
Life Insurance Death Benefit	0	0	0		0	2,721,300
Tax Preparation Services	0	8,722	0		8,722	8,722
Outplacement Services	0	10,000	0		0	0
Total Estimated Incremental Value	0	9,714,586	0		7,346,126	10,067,426
James F. Albaugh(2)
Cash Severance	—	—	0		—	—
Service-Based Equity Awards	—	—	4,133,553	(3)	—	—
Performance Awards	—	—	1,398,675	(4)	—	—
Life Insurance Death Benefit	—	—	0		—	—
Tax Preparation Services	—	—	8,900		—	—
Outplacement Services	—	—	0		—	—
Total Estimated Incremental Value			5,541,128
James A. Bell(2)
Cash Severance	—	—	0		—	—
Service-Based Equity Awards	—	—	2,089,670	(5)	—	—
Performance Awards	—	—	743,200	(4)	—	—
Life Insurance Death Benefit	—	—	0		—	—
Tax Preparation Services	—	—	8,027		—	—
Outplacement Services	—	—	0		—	—
Total Estimated Incremental Value	—	—	2,840,897		—	—

(1)	For the NEOs other than Mr. McNerney, there are no change-in-control benefits.

(2)

Amounts (other than “Service-Based Equity Awards” for Mr. Albaugh) represent actual compensation payable to Messrs. Albaugh and Bell, who retired effective October 1, 2012 and April 1, 2012, respectively.

(3)

Represents RSUs and Career Shares that vested upon Mr. Albaugh’s retirement on October 1, 2012. Because Mr. Albaugh qualifies as a “specified employee” for purposes of Internal Revenue Code Section 409A, the distribution of these awards will be delayed until six months after his retirement. Between the vesting date and the distribution date, these awards will continue to earn dividend equivalents. This amount represents the amount that would have been distributed as of December 31, 2012, because the actual amount distributable will not be calculable until after April 1, 2013.

(4)	Amounts represent prorated 2011-2013 performance awards and prorated 2012-2014 performance awards assuming target performance by the Company.

(5)

Represents RSUs and Career Shares that vested upon Mr. Bell’s retirement on April 1, 2012. Because Mr. Bell qualified as a “specified employee” for purposes of Internal Revenue Code Section 409A, the distribution of these awards was delayed until six months after his retirement. Between the vesting date and the distribution date, these awards continued to earn dividend equivalents.

Estimated Potential Payments Presented in Table II

Table II below shows the estimated SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the NEOs. Pension Value Plan payments that are generally available to all salaried employees are not set forth in the table below. There are no additional disability benefits provided under the Pension Value Plan or the SERP; employment termination because of disability is treated the same as any other non-layoff termination.

Table II shows the annual SERP annuity that would have been received after a termination of employment on December 31, 2012, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2012 Pension Benefits table on page 45). The present value was calculated assuming a benefit commencement date of December 31, 2012 for each NEO except Messrs. Smith and Muilenburg, the present value of whose benefits were calculated assuming a benefit commencement date upon their attainment of age 55.

Table II: Estimated Potential Annual Supplemental Executive Retirement Plan Payments Upon Termination

Name	Benefit Payable Upon Termination Due to Retirement, Layoff or Disability(1) Annuity/Present Value ($)	Death Benefit Payable to Spouse(2) Annuity/Present Value ($)
W. James McNerney, Jr.	$616,587 / $8,456,275	$523,235 / $7,727,753
Gregory D. Smith	33,155 / 408,873(3)	3,692 / 378,172(4)
Raymond L. Conner	278,887 / 4,429,278	248,656 / 4,078,896
J. Michael Luttig	85,454 / 1,327,335	74,507 / 1,271,352
Dennis A. Muilenburg	154,627 / 2,075,419	49,352 / 951,954
James F. Albaugh	708,543 / 12,141,006(5)	—
James A. Bell	618,028 / 10,638,119(6)	—

(1)

Messrs. McNerney and Conner are eligible for early retirement benefits under the SERP. Mr. Luttig is eligible for retirement benefits but is not eligible for early retirement benefits under the SERP. Messrs. Smith and Muilenburg are not eligible for retirement or early retirement benefits under the SERP.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity.

(3)

Mr. Smith is eligible for benefits under both the SERP and the Toronto SERIP. $13,751 of the annuity amount is related to the SERP and $19,404 is related to the Toronto SERIP. $168,929 of the present value amount is related to the SERP and $239,944 of the present value amount is related to the Toronto SERIP.

(4)

Mr. Smith is eligible for benefits under both the SERP and the Toronto SERIP. The annuity amount is related to the SERP, because benefits under the Toronto SERIP must be paid in a lump sum. $70,172 of the present value amount is related to the SERP and $308,000 of the present value amount is related to the Toronto SERIP.

(5)	Represents actual payment made to Mr. Albaugh, who retired effective October 1, 2012.

(6)	Represents actual payment made to Mr. Bell, who retired effective April 1, 2012.

Stock Ownership Information

Security Ownership of Directors and Executive Officers

The following table sets forth beneficial ownership of Boeing stock, as of March 1, 2013, of each director, director nominee and NEO and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Beneficial ownership is determined in accordance with the rules of the SEC and all numbers are rounded to the nearest whole share. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing stock as of March 1, 2013.

Directors and Nominees	Shares Beneficially Owned	Stock Units(1)	Total
David L. Calhoun	2,450	10,368	12,818
Arthur D. Collins, Jr.	0	24,278	24,278
Linda Z. Cook	3,800(2)	25,078	28,878
Kenneth M. Duberstein	8,560(3)	45,218	53,778
Edmund P. Giambastiani, Jr.	0	7,333	7,333
Lawrence W. Kellner	1,000	2,904	3,904
Edward M. Liddy	3,628	10,586	14,214
Susan C. Schwab	1,546	6,372	7,918
Ronald A. Williams	4,200(4)	4,736	8,936
Mike S. Zafirovski	0	31,133	31,133
Named Executive Officers	Shares Beneficially Owned(5)	Stock Units(6)	Total
W. James McNerney, Jr.*	1,739,351 (7)	164,189	1,903,540
Gregory D. Smith	73,764(8)	18,811	92,575
Raymond L. Conner	59,815	94,025	153,840
J. Michael Luttig	280,921	74,701	355,622
Dennis A. Muilenburg	140,771 (9)	123,126	263,897
James F. Albaugh	545,048(10)	164,611	709,659
James A. Bell	243,325	0	243,325
All directors and executive officers as a group (22 persons)	3,145,685 (3)(5)	1,045,806 (11)	4,191,488

 * Also serves as a director.

(1)	Consists of stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Director Compensation” beginning on page 15.

(2)	Includes 300 shares held by Ms. Cook’s children.

(3)	Includes 2,400 shares of common stock issuable upon the exercise of vested stock options.

(4)	Consists of shares held in trust for members of Mr. Williams’ family.

(5)

Includes shares held in The Boeing Company Voluntary Investment Plan and shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of, March 1, 2013 as follows:

Number of Shares Issuable Upon Exercise of Options
W. James McNerney, Jr.	1,423,595
Gregory D. Smith	52,836
Raymond L. Conner	56,472
J. Michael Luttig	249,886
Dennis A. Muilenburg	115,635
James F. Albaugh	333,574
James A. Bell	243,049
All directors and executive officers as a group (22 persons)	2,556,585

(6)	Consists of restricted stock units, Career Shares, Matching Deferred Stock Units, retainer stock units and deferred stock units held by the NEO.

(7)	Includes 50 shares held by Mr. McNerney’s child.

(8)	Includes 62 shares held by Mr. Smith’s spouse.

(9)	Includes 20 shares held by Mr. Muilenburg’s spouse.

(10)	Includes 121,365 shares held as collateral in a margin account established following Mr. Albaugh’s retirement from the Company.

(11)	Consists of restricted stock units, Career Shares, Matching Deferred Stock Units, retainer stock units and deferred stock units held by all directors and executive officers as a group.

Security Ownership of More than 5% Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing stock as of December 31, 2012. Information is based on a review of filings made with the SEC on Schedules 13D and 13G. As of December 31, 2012, there were 755,630,679 shares of Boeing stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	96,020,191(1)	12.7%
Capital World Investors 333 South Hope Street Los Angeles, California 90071	65,183,500(2)	8.6%
Evercore Trust Company, N.A. 55 East 52nd Street, 36th Floor New York, New York 10055	63,758,333(3)	8.4%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	44,328,858(4)	5.9%

(1)

As of December 31, 2012, State Street Corporation and its direct and indirect subsidiaries in their various fiduciary and other capacities had shared voting power with respect to 96,170,191 shares of Boeing stock and shared dispositive power with respect to 32,411,858 shares of Boeing stock. This total includes 63,758,333 shares of Boeing stock then held in The Boeing Company Voluntary Investment Plan on behalf of The Boeing Company Employee Savings Plans Master Trust, for which State Street Bank and Trust Company acts as trustee.

(2)

As of December 31, 2012, Capital World Investors, a division of Capital Research and Management Company, had sole voting power with respect to 37,383,500 shares of Boeing stock and sole dispositive power with respect to 65,183,500 shares of Boeing stock. Capital World Investors is deemed to be the beneficial owner of these shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors disclaims beneficial ownership of these shares.

(3)

As of December 31, 2012, Evercore Trust Company, N.A. had shared dispositive power with respect to 63,758,333 shares of Boeing stock held in The Boeing Company Voluntary Investment Plan on behalf of The Boeing Company Employee Savings Plans Master Trust, for which Evercore Trust Company, N.A. acts as investment manager.

(4)	As of December 31, 2012, BlackRock, Inc. had sole voting and dispositive power with respect to 44,328,858 shares of Boeing stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain of our officers and beneficial owners of more than ten percent of Boeing stock to file with the SEC reports of their initial ownership and changes in their ownership of Boeing stock and other equity securities. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2012, except that Mr. Conner’s Form 3 failed to timely reflect beneficial ownership of certain shares of Boeing stock.

Audit Committee

Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit Committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Deloitte & Touche LLP, acting as independent auditor, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2012 with management.

2)

The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

3)

The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4)

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Ms. Cook and Messrs. Kellner and Liddy are audit committee financial experts under SEC rules and have accounting or related financial management expertise.

Audit Committee Edward M. Liddy, Chair Linda Z. Cook Edmund P. Giambastiani, Jr. Lawrence W. Kellner Susan C. Schwab

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent auditor, in 2012 and 2011:

Services Rendered	Fees
	2012	2011
	(in millions)
Audit Fees(1)	$26.2	$26.2
Audit-Related Fees(2)	$0.2	$0.3
Tax Fees(3)	$0.1	$0.1
All Other Fees	$—	$—
(1)

For professional services rendered for the audits of our 2012 and 2011 annual financial statements, and the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q during fiscal years 2012 and 2011. Includes fees for statutory audits of $3.3 million in each of 2012 and 2011.

(2)	For audits of employee benefit plans paid for by us.
(3)	For tax compliance and other services to expatriates and expatriate tax software licenses and related support in 2012 and 2011.

All of the audit, audit-related and tax services are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte & Touche LLP by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $1.2 million in each of 2012 and 2011. Although employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor in order to facilitate compliance with the requirements of the Sarbanes-Oxley Act of 2002. Permitted audit services may include, among other things, audit, review or attest services required under the securities laws, opinions on our financial statements and internal control systems and processes, comfort letters and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, consultations and tax services.

Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. On a quarterly basis, the Office of the Corporate Controller provides written updates to the Audit Committee showing audit and non-audit services, the amount of audit and non-audit service fees incurred to date, and the estimated cost to complete such services.

Ratification of Appointment of Independent Auditor (Item 3)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditor for 2013. Deloitte & Touche LLP served in this capacity in 2012. The members of the Audit Committee and the Board believe that the retention of Deloitte & Touche LLP to serve as our independent external auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our shareholders for ratification. If our shareholders fail to ratify the selection, the Audit Committee will review its future selection of an independent auditor in light of that result.

For additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP, see “Audit Committee” beginning on page 57. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Shareholder Proposals (Items 4 through 7)

The following shareholder proposals will be voted on at the annual meeting only if properly presented by or on behalf of the shareholder proponent. Approval of any of these proposals would require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the annual meeting. Some of the following shareholder proposals contain assertions about Boeing that we believe are incorrect. We have not attempted to refute all of the inaccuracies. We will provide the name, address and number of shares of Boeing stock held by each proponent promptly upon request by any shareholder to the Corporate Secretary. Your Board unanimously recommends a vote AGAINST each of these proposals.

Shareholder Proposal – Future Extraordinary Retirement Benefits (Item 4)

RESOLVED: Shareholders of The Boeing Company (the “Company”) urge the Board of Directors (the “Board”) to seek shareholder approval of any future extraordinary retirement benefits for senior executives. For the purposes of this resolution, “extraordinary retirement benefits” means receipt of preferential benefit formulas not provided under the Company’s tax-qualified defined benefit or defined contribution plans, and retirement perquisites and fringe benefits that are not generally offered to other Company employees. The Board shall implement this policy in a manner that does not violate any existing employment agreements or vested pension benefits.

Supporting Statement

Our Company provides certain senior executives with extraordinary retirement benefits through the Company’s Supplemental Benefit Plan. In addition, certain executives have received extraordinary retirement benefits as part of their employment agreements. In our view, our Company should provide performance-based compensation rather than extraordinary retirement benefits to attract and retain senior executives.

Our Company’s Supplemental Benefit Plan is a nonqualified defined contribution plan that provides additional benefits to certain executives that exceed those offered by the Company’s tax-qualified plans. Specifically, E-1 payroll level executives hired after January 1, 2009 are eligible to receive a supplemental contribution (known as a DC SERP Benefit) of 4 percent of compensation (including incentive compensation), on top of Company contributions of 3 to 5 percent of compensation, depending on age.

Our Company has also provided additional defined benefit pension enhancements to certain senior executives as part of their employment agreements. For example, Chairman, President and CEO James McNerney is entitled to a supplemental retirement benefit equal to 50 percent of his highest average annual compensation, less any actual pension benefits received from the Company or his prior employers. As of December 31, 2011, the present value of this pension benefit exceeded $29 million. This enhanced pension benefit is provided by his employment agreement based on six years of credited service, and is in addition to benefits already provided to him under the Company’s Pension Value Plan and the Supplemental Executive Retirement Plan.

Providing senior executives with extraordinary retirement benefits increases the cost of the Company’s nonqualified retirement plans to shareholders. We believe that this cost should be allocated to performance-based compensation rather than extraordinary retirement benefits. In addition, we believe these extraordinary retirement benefits are unnecessary given the high levels of executive compensation at our Company.

To help ensure that the use of extraordinary pension benefits for senior executives is in the best interest of shareholders, we believe such benefits should be submitted for shareholder approval. Because it is not always practical to obtain prior shareholder approval, the Company would have the option of seeking approval after the material terms were agreed upon.

For these reasons, we urge shareholders to vote FOR this proposal.

Board of Directors’ Statement in Opposition

The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote AGAINST the proposal for the following reasons.

The proposal seeks to undermine Boeing’s competitive position in the market for top executive talent.

Under certain circumstances, Boeing may need to recruit an executive from outside of the Company. If adopted, the proposal could force those executives to surrender certain benefits from their former employers without any assurance that Boeing could replicate them. Alternatively, the shareholder pre-approval process would make compensation negotiations public, jeopardizing an executive’s current employment. As the proposal contains no materiality thresholds, even $1 of benefits that fits the proposal’s expansive definition of “extraordinary” would automatically trigger the approval requirement and the associated limitations on Boeing’s recruiting and hiring efforts.

Boeing’s rigorous succession process and “promote from within” culture ensure that extraordinary compensation arrangements are offered rarely, and only following extensive board oversight (as described below). For example, each of Boeing’s executive officer appointments since 2009, including the Chief Financial Officer and the Chief Executive Officers of each of the business units, were made using internal candidates, and none of those executives executed employment agreements or received retirement benefits other than those provided by our standard executive compensation program. However, prohibiting the Board from timely offering competitive pay packages in this area would severely limit the Company’s access to external candidates in targeted areas and impair the Company’s competitiveness.

Boeing’s executive compensation decisions are already subject to annual shareholder advisory votes, as well as comprehensive oversight procedures, independent reviews, and disclosure controls.

Our executive compensation program is designed to enhance shareholder value by (1) attracting and retaining world-class executive talent and (2) linking compensation to strong operational and financial performance. Supplemental retirement benefits, augmenting the defined benefit or defined contribution pension benefits available to virtually all of our employees, if designed appropriately and used on a targeted basis, can support these objectives. In addition, the Board continues to evaluate executive compensation policies in light of changing market dynamics. For example, beginning in 2009, Boeing ceased to provide newly-hired executives with pension benefits under the SERP, a nonqualified defined benefit plan. In order to ensure that supplemental retirement benefits are only provided when they are consistent with shareholder interests, any grant of supplemental retirement benefits is subject to:

•	comprehensive review and approval by the Compensation Committee and Board, after consideration of the advice of the Compensation Committee’s independent compensation consultant;

•	the terms and restrictions of all applicable shareholder-approved equity plans, conflict-of-interest policies and other governance controls;

•	disclosure in future proxy statements and/or other SEC filings; and

•	annual shareholder advisory votes regarding Boeing’s executive compensation policies and practices.

Our shareholders have endorsed both our pay-for-performance approach as well as our policies toward such benefits, as evidenced by the 93.7% shareholder approval received on our executive compensation program at our 2012 annual meeting of shareholders. As a result, we believe that the proposed restrictions would be unnecessary and contrary to shareholders’ best interests.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal – Action by Written Consent (Item 5)

RESOLVED, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. James McRitchie and William Steiner have submitted proposals on this topic to a number of major companies.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance to make our company more competitive: Shareholder Action by Written Consent – Proposal 5.

Board of Directors’ Statement in Opposition

The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote AGAINST the proposal for the following reasons.

The proposal would deprive all shareholders of the right to be consulted on key matters impacting their investment in Boeing.

The Board believes that all shareholders should be permitted to discuss and vote on pending shareholder actions. Action by written consent would circumvent the important deliberative process of a shareholder meeting, potentially depriving up to 49% of Boeing shareholders of the opportunity to deliberate in an open and transparent manner, or even receive accurate and complete information, on important pending actions. Action by written consent also encourages short-term stock ownership manipulation by hedge funds and other activist investors through synthetic stock ownership and other devices. Action by written consent would permit such shareholders to quietly accumulate large positions and take important corporate action without the waiting periods, disclosure rules and other protections inherent in the shareholder meeting process. The Board acknowledges that there are limited circumstances in which shareholder action by written consent may be in the long-term interest of Boeing’s shareholders, such as rapidly-changing business requirements that mandate revisions to Boeing’s certificate of incorporation on a time-sensitive basis. As a result, Boeing’s governing documents already permit shareholder action by written consent on the prior recommendation of the Board.

Boeing’s current policies, including the right of shareholders to call special meetings, already ensure Board accountability.

Our By-Laws permit holders of 25% or more of Boeing’s shares to call a special shareholder meeting without any limitations on timing or agenda. In addition, each of our directors is elected annually by majority voting, our charter documents have no supermajority provisions, and our Corporate Governance Principles require that shareholders be asked to approve any shareholder rights plan put in place by the Board. We believe that this long-standing and comprehensive package of governance practices and policies enables shareholders to hold the Board accountable and, where necessary, take quick action to support their interests. However, our policies implement those goals without the governance risk for shareholders and the Company that would be associated with the ability to act by written consent. For additional information about our corporate governance practices, see “Corporate Governance” beginning on page 10 of this proxy statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal – Executives to Retain Significant Stock (Item 6)

Resolved: Shareholders request that our Compensation Committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of 25% of such shares.

The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

The GMI/The Corporate Library, an independent investment research firm had rated our company “D” continuously since 2005 with “High Governance Risk,” and “Very High Concern” in Executive Pay - $22 million for our CEO James McNerney. Mr. McNerney had $4 million added to his pension which totaled $36 million. Mr. McNerney was also given $41,000 to help prepare his personal taxes.

GMI said equity pay given to our highest paid executives simply vested over time without performance requirements. Our highest paid executives were also eligible for performance pay that relied on three-year performance periods and paid out in cash. Long-term cash awards do nothing to tie executive performance to long-term shareholder value.

Kenneth Duberstein, our Lead Director, had the longest-tenure and by far the highest negative votes of any of our directors. Director independence erodes after 10-years and Mr. Duberstein had 15-years tenure. Mr. Duberstein also had seats on our executive pay and nomination committees. This arguably gave Mr. Duberstein a lot of influence since each committee had only three members. Plus Mike Svetozar Zafirovski was also on both these key committees. Mr. Zafirovski had the negative stature of being involved with Nortel Networks and its filing for creditor protection.

Shareholder support for 2012 shareholder proposals was arguably understated because our directors distorted proposal titles, hid the names of the proponents and made it more difficult to vote for shareholder proposals than to vote against them with our biased Internet voting system.

Please encourage our board to respond positively to this proposal to protect shareholder value: Executives To Retain Significant Stock – Proposal 6.

Board of Directors’ Statement in Opposition

The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote AGAINST the proposal for the following reasons.

We already require our senior executives to own and maintain ownership of significant amounts of Boeing stock.

Our policies already ensure that executives’ interests are aligned with those of our shareholders. Our minimum ownership requirements for executives are based on pay grade and range from one times base salary (certain vice presidents) to six times base salary (our CEO). These ownership levels must be maintained during the entirety of the executive’s employment with us. Our Compensation Committee annually reviews officers’ ownership relative to these requirements, and may adjust the cash/equity mix of an executive’s compensation to ensure they meet the minimum ownership requirement. Many of our senior executives own Boeing stock at levels far in excess of these requirements. For example, our Chief Executive Officer owns more than twice as many shares of Boeing stock as are required pursuant to the stock ownership requirements. The Company also prohibits executives from reducing their economic exposure to Boeing stock through hedging transactions.

Our executive compensation program already emphasizes long-term equity ownership by executives, which the Board believes is the best way to create incentives for management to build sustained shareholder value.

Boeing devotes a significant portion of its executive compensation to incentive-based equity awards, most of which vest fully three years after the grant date and are tied to the value of Boeing stock. Our stock options reward long-term value creation because options vest on a ratable basis over three years and only have value to the extent the price of Boeing stock on the exercise date exceeds the stock price on the grant date. Similarly, our restricted stock units do not vest until the third anniversary of the grant date and increase in value only to the extent the price of Boeing stock increases. The Board believes that each of these incentive-based equity awards ties our executives’ performance and pay to long-term shareholder value, rendering the proposed ownership requirements unnecessary. Additional detail about our executive compensation program is set forth in “Executive Compensation—Compensation Discussion and Analysis,” beginning on page 21.

The definition of “normal retirement age” mandated by the proposal does not exist, depriving shareholders of a common understanding of what the proposal requires.

The proposal provides for a holding period ending at “normal retirement age” as defined by “the Company’s qualified retirement plan that has the largest number of participants.” The Company’s qualified retirement plan with the largest number of participants does not define or otherwise include the term “normal retirement age.” As a result, it is impossible to know what the proposal even requires.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal – Independent Board Chairman (Item 7)

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When our CEO serves as our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at three major U.S. companies in 2012.

This proposal is important to focus our CEO on Boeing due to the size and complexity of our company and the challenges that our company faces - for example the 3-year delayed Boeing 787. In 2012 our CEO was potentially distracted by his responsibilities on the boards of Procter & Gamble and IBM, both rated “D” in governance by GMI/The Corporate Library, an independent investment research firm. Mr. McNerney was further overextended by his responsibilities on a total of three board committees at IBM and P&G.

According to “P&G Directors Face Own Challenges While Keeping Tabs on McDonald” by Jeff Green of Businessweek, September 4, 2012, Procter & Gamble directors [including P&G Lead Director McNerney] are facing a time management challenge: monitoring CEO Robert McDonald’s turnaround plan while running their own companies. McDonald, who lowered P&G profit forecasts three times in a year at the world’s largest maker of consumer products, is trying to cut $10 billion in costs and restructure the company to focus on winning back market share. He also faces pressure from activist investor Bill Ackman, founder of Pershing Square Capital Management, who disclosed a stake in P&G in July 2012.

No other company in the S&P 500 had more active CEOs than P&G. “This is probably not the kind of board you want for a company that’s about to face a crisis,” said Jay Lorsch, a management professor at Harvard Business School in Boston. “When you have directors who are busy with their own companies [like Mr. McNerney], that limits time they have for P&G and that can be problematic.”

Mr. McNerney should follow the example of Netflix CEO Reed Hastings who left the Microsoft board in October 2012. “I’ve decided to reduce the number of boards I serve on, so that I can focus on Netflix,” said Hastings.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance and protect shareholder value: Independent Board Chairman – Proposal 7.

Board of Directors’ Statement in Opposition

The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote AGAINST the proposal for the following reasons.

We have a Lead Director with extensive and clearly delineated responsibilities, and our Board does not require that our Chief Executive Officer, or any other member of management, serve as Chairman of the Board.

The proposal seeks to mandate one leadership structure for all circumstances, and would therefore prevent future directors from determining, in consultation with shareholders and other stakeholders where appropriate, the most appropriate leadership structure for Boeing’s Board. The independent directors believe that the appropriate structure for the Board at this time is for Mr. McNerney, our President and Chief Executive Officer, to serve as Chairman of the Board, while also selecting a Lead Director—currently, Mr. Duberstein—to provide independent leadership. As set forth on our Corporate Governance Principles, our Lead Director’s principal responsibilities include:

•

in consultation with the other independent directors, advising the Chairman as to an appropriate schedule of board meetings and reviewing and providing the Chairman with input regarding the agendas for each Board meeting;

•	presiding at all meetings at which the Chairman is not present including executive sessions of the independent directors and apprising the Chairman of the issues considered;

•	being available for consultation and direct communication with the Company’s shareholders;

•	calling meetings of the independent directors when necessary and appropriate; and

•	performing such other duties as the Board may from time to time designate.

Prior to Mr. McNerney’s joining Boeing as President and Chief Executive Officer in 2005, Boeing’s Chairman was an independent director, and the Board may choose to return to that leadership structure at a later date. Implementing this proposal would impose a “one-size-fits-all” solution on Boeing that ignores the Board’s judgment and responsibilities in this area for no discernible benefit. For additional information about the Board’s leadership structure, see “Corporate Governance—Board Composition, Responsibilities and Leadership Structure” beginning on page 10.

Boeing’s Board of Directors has taken affirmative steps to ensure accountability to shareholders and independent oversight of management.

The Board of Directors believes that your interests as a shareholder are best served when the Board’s independent members are fully involved in the Company’s operations and establish independent oversight of management. As a result, in addition to establishing a leadership structure designed to ensure management accountability, the Board of Directors has taken other affirmative steps to ensure effective oversight of management. For example, the Company has committed to requiring that at least 75% of the Board remain independent, and only one of our current 11 directors is not independent. We are also committed to maintaining a strong committee system, as each of our four principal standing committees is composed entirely of independent directors. Finally, our independent directors meet following every regularly scheduled Board meeting without management present. These safeguards are designed to ensure that shareholders’ long-term interests are protected and that the Board of Directors provides effective and independent oversight of management.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

* * * * *

Investor Voice submitted a shareholder proposal for the Annual Meeting requesting that the Board report semi-annually describing Boeing’s policies, procedures and expenditures related to political contributions and third-party activities. Boeing considered the proposal and Boeing’s “Statement on Federal, State and Local Political Expenditures” addressing the proposal can be found at www.boeing.com/aboutus/govt_ops/pol_expend.html.

Additional Information

May I expedite delivery of my future proxy materials by receiving them electronically?

Instead of receiving paper copies of our annual report and proxy statement in the mail, registered shareholders can elect to receive these communications electronically. Each shareholder who elects to receive future proxy materials electronically will receive expedited delivery of the materials and help save resources as well as save Boeing approximately $4.00 per year in printing and mailing costs. For additional information or to elect this option, please access www.computershare.com/us/ecomms.

Many brokers and banks also offer electronic delivery of proxy materials to their clients. If you are a beneficial shareholder, you may find out whether this service is available to you by contacting your broker or bank or by contacting Broadridge at http://enroll.icsdelivery.com/ba.

Who is entitled to vote at the 2013 Annual Meeting?

Holders of Boeing stock at the close of business on March 1, 2013 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 757,309,869 shares of common stock outstanding and approximately 757,303,170 of those shares were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 158,540 registered shareholders on the record date and approximately 768,521 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting, and for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Central Daylight Time, at the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting and, when instructions are given by the shareholder, will be voted in accordance with those instructions. If you are a registered shareholder or have an interest in Boeing stock through the VIP and return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your shares from being voted on non-routine matters absent your instruction, so your failure to provide instructions on a matter will result in your vote not being counted. Please see “Frequently Asked Questions about Voting” on page 1 for additional information.

Are there any other items of business that will be addressed at the annual meeting?

The Board of Directors is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

What procedures must I follow in order to attend the annual meeting?

Attendance and voting at the annual meeting is limited to shareholders of record at the close of business on March 1, 2013. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Beneficial Shareholders.  If you are a beneficial shareholder, when you arrive at the annual meeting please register at the table for beneficial shareholders. In order to be admitted to the annual meeting, beneficial shareholders must bring an account statement or letter from their broker or bank showing that they owned Boeing stock as of March 1, 2013 and a valid photo identification. In order to vote at the meeting, beneficial shareholders must also bring legal proxies, which they can obtain only from their broker or bank. Please contact your broker or bank directly for specific information on how to obtain a legal proxy.

Registered Shareholders and The Boeing Company Voluntary Investment Plan Participants.  If you are a registered shareholder or a VIP participant, an admission ticket is attached to your proxy card. If you received proxy materials via the internet, the email you received will serve as your admission ticket. In order to be admitted to the annual meeting you must bring your admission ticket and valid photo identification.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to aid in the solicitation of proxies for a base fee of $13,250, plus additional expenses that are expected to total approximately $110,000. Proxies may be solicited by personal interview, mail, telephone, email and other online methods. D.F. King has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation and recusal policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How and when may I submit a shareholder proposal or other item of business for the 2014 annual meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2014 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive such proposal at our principal corporate offices in Chicago, Illinois at the address below no later than Friday, November 15, 2013. In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Corporate Secretary must receive such notice at the address noted below between the close of business on Monday, December 30, 2013, and the close of business on Wednesday, January 29, 2014. Any such notice must meet other requirements specified in our By-Laws, which are publicly available on our website. Any proposals, notices or nominations must be sent to: Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GON Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GON Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates. Shareholders also may directly nominate director candidates, without any action or recommendation on the part of the GON Committee or the Board, by following the procedures set forth in our By-Laws and described in “How and when may I submit a shareholder proposal or other item of business for the 2014 annual meeting?” above.

How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2012 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and 2012 annual report are also available on the internet at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including financial statements, is available on our website at www.boeing.com and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4408 or writing Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Code 3T-33, Seattle, Washington 98124-2207.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect).

Beneficial shareholders who have the same address and wish to receive a single copy of the annual report or proxy statement in the future should contact their broker, bank or other holder of record.

Appendix 1: The Boeing Company Corporate Governance Principles

The Board of Directors (the “Board”) of The Boeing Company (“Boeing” or the “Company”) has adopted the following corporate governance principles (the “Principles”) to assist the Board in the exercise of its responsibilities and, along with Boeing’s Certificate of Incorporation and By-Laws and charters of the committees of the Board, provide an effective framework for Boeing’s governance. The Board believes these Principles should be an evolving set of corporate governance guidelines, subject to review and modification by the Board from time to time in its discretion.

Boeing’s business is conducted by its employees, managers and officers, led by the Chief Executive Officer (“CEO”), subject to the oversight of the Board. Directors’ basic responsibility is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. The Board selects the CEO and works with the CEO to both elect/appoint other officers and ensure that the long-term interests of the Company and its shareholders are being served. The Board and the officers recognize that the long-term interests of the Company and its shareholders are advanced when they take into account the concerns of employees, customers, suppliers and communities.

Board Composition

Board Size

In accordance with Boeing’s By-Laws, the Board determines, from time to time, the size of the Board and may fill any vacancies, including vacancies created as a result of any increase in the size of the Board, that occur between shareholder meetings. The Governance, Organization and Nominating (“GON”) Committee periodically evaluates and makes recommendations to the Board concerning the appropriate size of the Board based upon the needs of the Board and the availability of qualified candidates. The Board currently believes that the Board’s optimum size is between 10 and 14 members.

Selection of Nominees

The GON Committee reviews annually the skills and characteristics required of directors in light of the Board’s composition. This assessment includes consideration of experience in areas that are relevant to Boeing’s global activities, such as operations, international business, manufacturing, finance, government, marketing, technology and public policy, as well as other factors such as independence, absence of conflicts of interest, diversity and age. Any person who is an employee or director of a significant competitor of Boeing is not eligible for nomination for election as a director. Directors should have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards, and be committed to acting in the long-term interests of all shareholders. Boeing recognizes the value of diversity and the Board seeks diversity of background, experience and skills among its members. The GON Committee also assesses the overall composition of the Board and whether a potential director candidate, including those properly submitted by shareholders in accordance with Boeing’s By-Laws and applicable law, would contribute to the collaborative process of the Board. When evaluating the suitability of an incumbent director for re-election, the GON Committee, in consultation with the Chairman, shall also consider the ongoing contributions of the director to the Board. No candidate shall be nominated for election or otherwise be eligible for service on the Board if he or she would be 74 or older at the time of election.

Independence

At least 75% of the Board shall satisfy the New York Stock Exchange criteria for independence. The Board has adopted Director Independence Standards, which are available at www.boeing.com/corp_gov/, to assist it in determining director independence.

Annual Election of Directors

The directors are elected annually by Boeing’s shareholders at the annual meeting of shareholders. No candidate shall be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation that would be effective upon (1) such director’s failure to receive the required vote at the annual meeting of shareholders and (2) the Board’s acceptance of such resignation.

If a director fails to receive the required vote at an annual meeting of shareholders, the GON Committee (or such other committee as the Board may appoint) shall make a recommendation to the Board as to whether to accept or reject the resignation previously tendered by such director, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the recommendation of such committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission (“SEC”) or other broadly disseminated means of communication) its decision regarding the tendered resignation within ninety days from the date of the certification of the election results. The director whose resignation is under consideration shall not participate in the recommendation of the committee or deliberations of the Board with respect to his or her resignation.

If a director’s resignation is not accepted by the Board, the director shall continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, shall fill any resulting vacancy or decrease the size of the Board.

Change of Primary Responsibility

Any director who retires or resigns from his or her principal employment or who experiences a significant change in his or her primary responsibilities shall offer to resign from the Board. The GON Committee in each case shall consider the appropriateness of continued Board service and will recommend to the Board whether the resignation should be accepted.

Board Responsibilities

Oversight Responsibilities

The Board’s oversight responsibilities include: (1) evaluating the CEO’s performance and reviewing the Company’s succession plan for the CEO and senior management; (2) reviewing the long-range business plans of the Company and monitoring performance relative to achievement of those plans; (3) considering long-range strategic issues and risks facing the Company; and (4) approving policies of corporate conduct that continue to promote and maintain the integrity of the Company. In addition, the Board shall be knowledgeable about the content and operation of Boeing’s ethics and compliance program, and shall exercise oversight with respect to the program’s implementation and effectiveness.

In discharging these responsibilities, the Board and its committees, as appropriate, shall have access to and are entitled to rely on the advice, reports and opinions of management and outside financial, compensation, legal or other advisors.

CEO Performance Evaluation

The Board is responsible for evaluating the performance of the CEO. On an annual basis, the GON Committee shall review the CEO’s business goals and objectives and evaluate the CEO’s performance in light of those goals and objectives. The independent directors shall review the GON Committee’s evaluation and make final determinations with respect to the CEO’s performance. The Compensation Committee shall, in consultation with the other independent directors, make determinations with respect to the CEO’s compensation based on the contents of the performance evaluation.

Succession Planning

The Board believes that CEO selection and management succession are among its most important responsibilities, and the Board therefore works closely with senior management to ensure that effective plans for management succession are in place. As part of this process, the CEO shall review the Company’s succession plans with respect to the CEO and other senior management with the GON Committee, and both the GON Committee and the CEO shall deliver reports to the Board on succession planning, in each case at least annually. Working with the GON Committee and senior management, the Board identifies the qualities and characteristics for the CEO and other senior management positions that reflect the Company’s long-term strategy.

The GON Committee manages the process of identifying, evaluating and selecting CEO candidates, with the full participation of the independent directors. The Board and the CEO work closely with the GON Committee to identify and assist with the development of potential internal CEO and senior management candidates. The Board reviews at least annually an emergency succession plan. The CEO shall offer to resign from the Board effective when he or she no longer serves as CEO, except as otherwise set forth in Boeing’s By-Laws.

Outside Board Memberships

While the Company acknowledges the value of having directors and officers with significant experience in other businesses and activities, directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as members of the Company’s Board. A director may not serve on the boards of more than four other public companies or, if the director is an active CEO or equivalent of another public company, on the boards of more than two other public companies. In addition, directors must notify the GON Committee before accepting an invitation to serve on the board of any other public company or other for-profit entity, and must not accept such service until being advised by the chair of the GON Committee that the GON Committee has determined that service on such other board would not create regulatory issues or potential conflicts of interest and would not conflict with Company policies.

The CEO and other elected officers of the Company must obtain the approval of the GON Committee before accepting an invitation to serve on the board of any other public company or other for-profit entity.

Confidentiality

The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of all information received in connection with his or her service as a director, except as required by applicable law.

Board Interaction with Stakeholders

The CEO and other officers are responsible for establishing effective communications with the Company’s stakeholders, including shareholders, employees, customers, suppliers, communities, governments, creditors and corporate partners. It is the policy of the Board that management speaks for the Company. Individual directors may, from time to time, meet or otherwise communicate with stakeholders. It is, however, expected that directors would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, following prior consultation with the Company’s management.

The Board of Directors has established a process whereby shareholders and other interested parties can send communications to the Chairman or the Lead Director, as applicable, or to the nonemployee directors as a group. This process is described in detail at www.boeing.com/corp_gov/email_the_board.html.

Board Operations

Board Leadership Structure

The Company’s By-Laws provide that the directors shall elect on an annual basis a Chairman from among the directors. The Board believes that it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman. The GON Committee evaluates and makes recommendations to the Board concerning the Board’s leadership structure, including whether the offices of Chairman and CEO should be held by the same person.

If the Chairman is not an independent director, the independent directors shall designate from among them a Lead Director. The Lead Director shall be elected on an annual basis by a majority of the independent directors upon a recommendation from the GON Committee.

The Board has determined that the Lead Director, if one is elected, shall (1) in consultation with the nonemployee directors, advise the Chairman as to an appropriate schedule of board meetings and review and provide the Chairman with input regarding the agendas for each Board meeting; (2) preside at all meetings at which the Chairman is not present including executive sessions of the nonemployee directors and apprise the Chairman of the issues considered; (3) be available for consultation and direct communication with the Company’s shareholders; (4) call meetings of the nonemployee directors when necessary and appropriate; and (5) perform such other duties as the Board may from time to time designate.

Board and Committee Meetings

The Board ordinarily holds six scheduled meetings per year, and may meet more often if necessary. Information and materials are generally distributed to the Board and its committees in advance of meetings, and directors are expected to review in advance any such materials in order to facilitate meaningful deliberation during each meeting. Directors are expected to attend all Board meetings and meetings of committees on which they serve and to devote the time needed to discharge their responsibilities properly. Absent extenuating circumstances, all directors shall attend the annual meeting of shareholders.

Board Agendas

The Chairman and relevant committee chairs shall establish the agendas for Board and committee meetings in consultation with the CEO or Lead Director, as applicable. Each director is free to suggest additional agenda items, and each director may raise at any Board or committee meeting subjects that are not on the agenda for that meeting.

Executive Sessions

Nonemployee directors shall meet in executive session without management present following every regularly scheduled Board meeting. Among the items that the nonemployee directors consider in executive session are the performance of the CEO and recommendations of the Compensation Committee concerning compensation for employee directors and other elected officers. The Chairman or Lead Director, as applicable, shall act as chair at such meetings. The nonemployee directors may meet without management present at such other times as requested by any nonemployee director.

Board Committees

The Board has established the following standing committees to assist the Board in discharging its responsibilities:

•	Audit
•	Compensation
•	Finance
•	GON
•	Special Programs

The GON Committee shall periodically review and make recommendations to the Board, after consultation with the Chairman of the Board, regarding the membership of each of the committees. The chairpersons and members of the five committees are rotated regularly, as appropriate. All members of the three principal standing committees, Audit, Compensation and GON, shall be independent as defined by Boeing’s Director Independence Standards as well as satisfy all applicable regulatory requirements. All members of the Special Programs Committee shall possess applicable security clearances.

Each standing committee has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. Shareholders may access a copy of each such committee charter at www.boeing.com/corp_gov/. The committee chairs report on the items discussed and actions taken at committee meetings to the Board following each committee meeting. Each standing committee shall review on an annual basis its charter and recommend appropriate revisions to the Board. The Board may, from time to time, establish and maintain additional committees.

The Audit Committee regularly meets in executive session with representatives of the Company’s independent auditors. The Audit Committee also meets on a regular basis with the Company’s vice president responsible for carrying out the internal audit function. The Audit Committee shall report to the Board, no less than annually, with respect to the implementation and effectiveness of Boeing’s ethics and compliance program to support the Board’s oversight responsibility.

Director Orientation and Continuing Education

Each new director must participate in a comprehensive orientation program, which shall include presentations by senior management on the Company’s business units, strategic plans, significant financial, accounting and risk management issues, compliance programs and code of ethical business conduct. In addition, the orientation program shall include visits to corporate headquarters and, to the extent practical, the Company’s significant facilities.

Directors shall be provided at Board or committee meetings as appropriate with continuing education on subjects to assist them in discharging their duties. In addition, directors shall receive training on at least an annual basis in conjunction with regularly scheduled Board meetings on topics relating to corporate governance policies and roles and responsibilities of Board members.

The Board shall have the opportunity to conduct at least one annual on-site visit to a Boeing operating unit, familiarizing directors with the operations of that unit and facilitating direct interaction between directors and operating personnel as appropriate. All directors are also encouraged to attend, at the Company’s expense, outside continuing education programs for directors. The Corporate Secretary shall assist directors in identifying such programs.

Self-Evaluation

The GON Committee shall oversee an annual self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. Each director shall be requested to provide his or her assessment of the effectiveness of the Board. The results of the self-evaluation shall be reviewed and discussed with the Board. Each committee shall perform a similar annual self-evaluation.

Access to Management and Independent Advisors

The Company will provide each director with complete access to the management and employees of the Company. The Board invites executive officers and key managers to attend Board meetings to share their expertise with respect to matters before the Board. The Board and its committees shall at their discretion retain independent outside financial, compensation, legal or other advisors at the Company’s expense.

Director Compensation

The GON Committee shall periodically review and make recommendations to the Board concerning the form and amount of compensation and benefits for nonemployee directors. It is the policy of the Board that nonemployee director compensation should align directors’ interests with the long-term interests of shareholders, fairly compensate directors for the work required on Boeing’s behalf, and be transparent and easy for shareholders to understand. The Board has determined that these goals are best met by providing, in addition to a cash retainer fee, a substantial portion of director compensation in the form of shares of Boeing stock or stock-equivalent units, which must be held until retirement or other termination of Board service. When recommending to the Board levels of compensation for nonemployee directors, the GON Committee shall consider the compensation levels at companies that serve as Boeing’s benchmarks for executive compensation and shall engage independent compensation consultants, as appropriate.

Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company. Directors who are employees of the Company do not receive any compensation for their service as directors.

Additional Matters

Ethics and Conflicts of Interest

Boeing expects all directors, officers and employees to act ethically at all times and adhere to the policies comprising the Company’s codes of ethical conduct. Boeing has adopted a code of ethical business conduct for directors as well as a code of conduct for all employees. All finance employees are subject to an additional code of conduct. Copies of these codes are available at www.boeing.com/corp_gov/. Only the Board, based upon the recommendation of the GON Committee, may grant a waiver of any code of conduct provision for a director or executive officer and any such waiver shall be promptly disclosed. In addition to complying with the code of ethical business conduct and all other applicable company policies, directors shall promptly inform the Chairman of the Board or the chair of the GON Committee if an actual or potential conflict of interest arises. Directors shall recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Company shall not, directly or indirectly, extend or maintain credit, arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Hedging and Trading Restrictions

Directors and executive officers (1) are prohibited from trading, or enabling any other person to trade, in Boeing securities while aware of material nonpublic information, (2) must obtain permission from the Corporate Secretary prior to trading Boeing securities, (3) are strongly urged to trade in Boeing securities only during the twelve business days beginning on the third business day following public earnings announcements and (4) are prohibited from trading in “puts” and “calls” and engaging in short sales of, or hedging or monetization transactions (such as zero-cost collars) involving, Boeing securities.

Director and Senior Executive Stock Ownership Requirements

In order to further align the interests of nonemployee directors with the long-term interests of shareholders, each nonemployee director should beneficially own by the end of his or her third year as a director stock or stock equivalents with a value equal to three times the annual cash retainer fee and by the end of his or her sixth year as a director stock or stock equivalents with a value equal to five times the annual cash retainer fee. For these purposes, the value of stock shall be determined based on the trailing one-year average closing stock price. The GON Committee annually reviews nonemployee directors’ ownership relative to the stock ownership requirements, and makes recommendations as appropriate.

The Board has also established stock (including stock equivalents) ownership requirements for senior executives. The ownership requirements should be attained within five years of becoming a senior executive and are based on a multiple of base salary: CEO six times base salary, executive vice presidents four times base salary, senior vice presidents three times base salary and vice presidents one or two times base salary depending on pay grade. The Compensation Committee annually reviews officers’ ownership relative to the stock ownership requirements, and makes recommendations as appropriate.

Confidentiality of Shareholder Voting

It is the Company’s policy that all proxy, ballot and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and officers of the Company, except (1) when disclosure is required by applicable law or regulation, (2) when a shareholder expressly requests such disclosure, or (3) in a contested proxy solicitation. If the shareholder is an employee of the Company or a participant in the Company’s stock fund or one of its retirement, savings or employee stock ownership plans, the information will not be disclosed to management unless clause (1) or (2) above applies.

Policy on Adoption of Shareholder Rights Plans

Boeing does not have a shareholder rights plan and has no present intention to adopt one. Subject to its continuing fiduciary duties, which may dictate otherwise depending on the circumstances, the Board shall submit the adoption of any future rights plan to a vote of the shareholders. Any shareholder rights plan adopted without shareholder approval shall be approved by a majority of the independent directors. If the Board adopts a rights plan without prior shareholder approval, the Board shall, within one year, submit the plan to a vote of the shareholders, redeem the plan, or cause the plan to expire. Any plan submitted to a shareholder vote and not approved shall immediately terminate.

Clawback Policy

The Board shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.

Review of Principles

The GON Committee periodically shall review these Principles and recommend changes to the Board, as appropriate. In addition, each director may at any time suggest changes to these Principles for consideration by the GON Committee.

Directions and Map

The Boeing Company 2013 Annual Meeting of Shareholders

Monday, April 29, 2013 at 10:00 a.m., Central Daylight Time

The James Simpson Theatre at The Field Museum

1400 South Lake Shore Drive

Chicago, Illinois 60605-2496

Grant Park
Columbus Drive
Pedestrian Underpass
To Roosevelt Road CTA and Metra Stops
Shedd Aquarium
Lake Michigan
N
Entrance for Boeing Annual Meeting
The Field Museum
Solidarity Drive
Adler Planetarium
East Museum Lot
Planetarium Lot
McFetridge Drive
Parking for Boeing Annual Meeting
North Garage
Burnham Harbor
Museum Campus Drive
Soldier Field
Northerly Island Park
Lake Shore Drive
Waldron Drive
Waldron Garage
18th Street
South Lot
CTA Bus Stop
Handicapped Parking
To I-55
To McCormick Place

Public Transportation:

The Field Museum is easily accessible by public transportation. For directions, please see www.fieldmuseum.org or call the Regional Transportation Authority at (312) 836-7000.

From O’Hare Airport:

•    Take I-90 East to the Kennedy Expressway, I-90/94 East toward Chicago.

•    Take the Roosevelt Rd. exit and turn left at the second traffic light onto Roosevelt Rd.

•    Turn right onto Columbus Dr. (which becomes Lake Shore Dr. (US-41)).

•    Take the 18th St. exit. Turn left onto 18th St. and continue as it bends left, becoming Museum Campus Dr.

•    Entrance to the North Garage will be on your left on Museum Campus Dr.

From Midway Airport:

•    Go north on Cicero Ave. to I-55 North/Stevenson Expressway.

•    Take I-55 North to the exit on the left for Lake Shore Dr. (US-41 North).

•    Take the Lake Shore Dr. (US-41 North) exit.

•    Turn right onto 18th St. and continue as it bends left, becoming Museum Campus Dr.

•    Entrance to the North Garage will be on your left on Museum Campus Dr.

•	Please use the West entrance to The Field Museum and proceed to the James Simpson Theatre.

•

If you are an individual with a disability who requires a reasonable accommodation, please send an e-mail to shareholderservices@boeing.com or call (312) 544-2835 at least two weeks in advance of the meeting.

•	Self-parking is available at the North Garage, which is across the street from The Field Museum. Please bring your parking ticket to the meeting to be validated.

•	You are encouraged to tour The Field Museum, at no charge to you, following adjournment of the meeting.

THE BOEING COMPANY 100 N. RIVERSIDE PLAZA MC 5003-1001 CHICAGO, IL 60606-1596	VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions. Have this proxy card in hand when you access the web site and follow the instructions.
ATTN: DANA KRUEGER	VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have this proxy card in hand when you call and follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DEADLINE TO VOTE

Your internet or phone vote must be received by 10:59 p.m. CDT on Sunday, April 28, 2013. If you own Plan shares, your vote must be received by 10:59 p.m. CDT on Wednesday, April 24, 2013 in order to provide sufficient time for the trustee to tabulate the vote of the Plan shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                ☒

M52418-P34098                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOEING COMPANY

The Board of Directors recommends you vote FOR the following 11 director nominees:
			For	Against	Abstain
1.	Election of Directors

	1a.	David L. Calhoun	☐	☐	☐

	1b.	Arthur D. Collins, Jr.	☐	☐	☐	COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

	1c.	Linda Z. Cook	☐	☐	☐	2.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

	1d.	Kenneth M. Duberstein	☐	☐	☐	3.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor for 2013.	☐	☐	☐

	1e.	Edmund P. Giambastiani, Jr.	☐	☐	☐	SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 4, 5, 6 and 7.

	1f.	Lawrence W. Kellner	☐	☐	☐	4.	Future Extraordinary Retirement Benefits.	☐	☐	☐

	1g.	Edward M. Liddy	☐	☐	☐	5.	Action by Written Consent.	☐	☐	☐

	1h.	W. James McNerney, Jr.	☐	☐	☐	6.	Executives to Retain Significant Stock.	☐	☐	☐

	1i.	Susan C. Schwab	☐	☐	☐	7.	Independent Board Chairman.	☐	☐	☐

	1j.	Ronald A. Williams	☐	☐	☐

	1k.	Mike S. Zafirovski	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐
								Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

Admission Ticket

to

The Boeing Company 2013 Annual Meeting of Shareholders

PLEASE BRING THIS ADMISSION TICKET AND A VALID PHOTO IDENTIFICATION FOR ADMISSION

TO THE MEETING. THIS TICKET WILL ADMIT THE SHAREHOLDER AND ONE GUEST.

Directions to annual meeting are included in the proxy statement and are available by telephone at 312-922-9410 or on The Field Museum’s website at www.fieldmuseum.org.

TIME & DATE:	PLACE:
10:00 a.m., Central Daylight Time,	The Field Museum
on Monday, April 29, 2013	1400 South Lake Shore Drive
Chicago, Illinois 60605-2496

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2013 Annual Meeting and Proxy Statement and the 2012 Annual Report

are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To save resources and reduce Boeing’s printing and mailing costs, you can consent to receive future proxy materials electronically. To sign up for electronic delivery, please follow the instructions to vote by internet on the reverse side and, when prompted, indicate that you agree to receive proxy materials electronically in future years. You may also sign up at http://enroll.icsdelivery.com/ba.

▼	IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

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M52419-P34098

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS

MONDAY, APRIL 29, 2013

The undersigned hereby appoints Arthur D. Collins, Jr., Linda Z. Cook and Kenneth M. Duberstein, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company Voluntary Investment Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 10:59 p.m., Central Daylight Time, on April 24, 2013, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors.

If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.